Exhibit 3.8

OPERATING AGREEMENT
OF BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

THIS OPERATING AGREEMENT OF BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC made and entered into as of the 23rd day of September, 1999.

W I T N E S S E T H:

Bright Personal Communications Services, LLC is a limited liability company organized pursuant to Ohio Revised Code Chapter 1705. The parties hereto constitute all the members of the Company and desire to set forth herein their agreement with respect to the Company

1.             DEFINITIONS. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

1.1           “Act.” Ohio Revised Code Chapter 1705, as amended from time to time.

1.2           “Adjusted Capital Account.” With respect to any Member, the balance of such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

1.2.1        increase (credit) such Capital Account for any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Sections 1.704-2(a)(l) and -2(i)(5) of the Regulations; and

1.2.2        decrease (debit) such Capital Account for the items described in Section l.704-l(b)(2)(ii)(d)(4) through (6) of the Regulations.

The provisions of this definition are intended to comply with the requirements of Section 1.704-l(b)(2)(ii)(d) of the Regulations and shall be applied in a manner consistent therewith.

1.3           “Affiliate.” Shall have the following meaning:

1.3.1        in the case of any individual, any relative of such Person;

1.3.2        any officer, director, trustee, partner, Management Committee, employee, or holder of ten percent (10%) or more of any class of the voting shares of or equity interest in such Person; or

1.3.3        any corporation, partnership, limited liability company, trust, estate, or other entity controlling, controlled by, or under common control with such Person.

1.4           “Agreement.” This Operating Agreement of Bright Personal Communications Services, LLC as originally executed and as amended from time to time in accordance with the terms hereof.

1.5           “Annual Contribution.” As defined in Section 7.2 hereof.

1.6           “Annual Net Loss.” With respect to each Member and for any Fiscal Year, an amount equal to the net taxable loss, if any, for such Fiscal Year, allocated to the Member by the Company and determined in accordance with Sections 703 and 704 of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be aggregated, with losses and deductions treated as a negative number and profits and income treated as a positive number in taxable income or loss). The Annual Net Loss for purposes of determining Quarterly Contributions shall be determined by the Management Committee based upon estimates of the results of the Company for the relevant Fiscal Year, while the Annual Net Loss for purposes of determining Annual Contributions with respect to any Fiscal Year shall be determined by the Management Committee based upon each Member’s Schedule K-1. for the Fiscal Year.

1.7           “Annual Overcontribution.” As defined in Section 7.2.2 hereof.

1.8           “Articles of Organization.” The Articles of Organization of Bright Personal Communications Services, LLC, as filed with the Secretary of State of Ohio, as the same may be amended from time to time.

1.9           “Benton Ridge Telephone Company.” The Benton Ridge Telephone Company, an Ohio corporation for profit and its successors and assigns in accordance with the terms hereof.

1.10         “Book Value.” With respect to any property, the property’s adjusted basis for federal income tax purposes, except as follows:

1.10.1      The initial Book Value of any property contributed by a Member to the Company shall be the gross fair market value of such property, as determined by the contributing Member and the Management Committee;

1.10.2      The Book Values of all Company property shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as determined by the Management Committee, as of the following times: (A) the acquisition of additional Units by any new or existing Member in exchange for more than a de minimus Capital Contribution, including the acquisition of Units pursuant to Section 7.2 hereof, the Option Plan, or the Horizon Services Agreement; (B) the distribution by the Company to a Member of more than a de minimus amount of property as consideration for additional Units; and (C) the liquidation of the Company within the meaning of Section 1.704-l(b)(2)(ii)(g) of the Regulations; provided, however, that adjustments pursuant to clauses (A) and (B) shall be made only if the Management Committee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

1.10.3      The Book Value of any Company property distributed to any Member shall be adjusted to equal the gross fair market value of such property on the date of distribution, as determined by the distributee and the Management Committee; and

1.10.4      The Book Values of all Company property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-l(b)(2)(iv)(m) of the Regulations and Section 9.3.3 hereof; provided, however, that Book Values shall not be adjusted pursuant to this Section 1.10.4 to the extent the Management Committee determines that an adjustment pursuant to Section 1.10.2 hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.10.4.

If the Book Value of any property has been determined or adjusted pursuant to Sections 1.10.1, 1.10.2 or 1.10.4 hereof such Book Value shall thereafter be adjusted in accordance with Section 9.4.1 hereof.

1.11         “Business Day.” A day on which banks are not required or authorized to close in Columbus Ohio.

1.12         “Capital Account.” With respect to each Member, an account maintained on the books and records of the Company which is:

1.12.1      increased (credited) for (A) the amount of any Capital Contribution made by the Member, (B) Net Profits allocated to such Member pursuant to Section 9.1 hereof, (C) and items of income or gain allocated to such Member pursuant to Section 9.3 hereof; and

1.12.2      decreased (debited) for (A) the amount of money distributed to such Member by the Company (exclusive of any amount paid to such Member and treated as a guaranteed payment within the meaning of Section 707(c) of the Code), (B) the Book Value of any property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), (C) Net Losses allocated to such Member pursuant to Section 9.1 hereof, and (D) any items of loss or deduction allocated to such Member pursuant to Section 9.3 hereof.

The Members’ respective initial Capital Account balances are as set forth on Exhibit “A” attached hereto. The provisions hereof governing the maintenance of Capital Accounts are intended to satisfy the requirements of Section 1.704-l(b)(2)(iv) of the Regulations and shall be interpreted and applied in a manner consistent therewith.

1.13         “Capital Contribution.” Any contribution made by a Member to the capital of the Company, whether in the form of cash or property, and whether made contemporaneously with the execution of this Agreement or at any time thereafter. In no event shall any services which any Member agrees to provide the Company, whether for consideration or no consideration, be treated as a Capital Contribution. The value of any Capital Contribution shall be the amount of cash and the Book Value of any property other than cash, contributed by the Member to the Company (reduced for any liabilities encumbering the property or which are assumed by the Company in connection with such contribution), as determined by the Management Committee and the contributing Member.

1.14         “Code.” The Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

1.15         “Com Net” Com Net, Inc, an Ohio corporation for profit and its successors and assigns in accordance with the terms hereof.

1.16         “Company.” Bright Personal Communications Services, LLC, the Ohio limited liability company which is the subject of this Agreement.

1.17         “Controlled Affiliate.” With respect to any Member, an Entity controlling, controlled by or under common control with, the Member. For these purposes, control means ownership of more than fifty percent (50%) of all equity interests of an Entity.

1.18         “Default Rule.” A rule or provision in the Act which (i) structures, defines, or regulates the finances, governance, operations or other aspects of a limited liability company organized under the Act; and (ii) applies except to the extent it is negated or modified through the provisions of a limited liability company’s articles of organization or operating agreement.

1.19         “Defaulting Member.” As defined in Section 7.3 hereof.

1.20         “Distributable Cash.” As of any date, all cash from all sources (other than Capital Contributions), held by the Company as of such date less any amounts reasonably deemed necessary by the Management Committee to be reserved for normal working capital requirements, contingent liabilities, and such other purposes as the Management Committee determines to be necessary or advisable for the conduct of the Company’s business.

1.21         “Election Notice.” As defined in Section 5.3.7.2 hereof.

1.22         “Entity.” Any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

1.23         “Estimated Annual Net Loss.” As defined in Section 7.2.1 hereof.

1.24         “Fiscal Year.” Except as otherwise provided in this definition, the twelve (12) month period commencing on January 1 of each calendar year and ending on December 31 of each calendar year, with the first Fiscal Year commencing on the date hereof and ending on December 31, 1999 and the last Fiscal Year being the period beginning on January 1 of the year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed. To the extent any computation or other provision hereof provides for an action to be taken on the basis of a Fiscal Year, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than twelve (12) month periods.

1.25         “Horizon.” Horizon Personal Communications, Inc. an Ohio corporation for profit and its successors and assigns in accordance with the terms hereof.

1.26         “Horizon Services Agreement” The agreement to be entered into between the Company and Horizon, as the same may be amended from time to time in accordance with its terms, pursuant to which Horizon will provide certain management, sales, marketing, customer care, network and other services to the Company.

1.27         “Indemnified Person.” As defined in Section 12.1.1 hereof.

1.28         “Management Agreement.” An agreement to be negotiated and entered into by the Company and SprintCom, Inc. as the same may be amended from time to time in accordance with the terms thereof.

1.29         “Management Committee.” As defined in Section 5.3.1 hereof.

1.30         “Manager.” A Person appointed or elected as a member of the Management Committee pursuant to this Agreement.

1.31         “Maximum Corporate Tax Rate.” 34%; provided, however, that the Management Committee may establish for any Fiscal Year a percentage that is less than 34%.

1.32         “Member.” Each Person who executes a counterpart of this Agreement as a Member and each Person who may hereafter become a Member in accordance with this Agreement. To the extent a Manager acquires any Units, it will have all the rights of a Member with respect to such Units, and the term “Member” as used herein shall include a Manager to the extent it has acquired such Units.

1.33         “Member Nonrecourse Deduction.” With respect to the Company, a “partner nonrecourse deduction” within the meaning of Section 1.704-2(i) of the Regulations.

1.34         “Net Profits” or “Net Losses.” For each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(l) of the Code shall be included in taxable income or loss), with the following adjustments:

1.34.1      any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

1.34.2      any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

1.34.3      if the Book Value of Company property is revalued pursuant to Sections 1.10.2, 1.10.3 or 1.10.4 hereof then the net increase or net decrease in the Book Value of all Company property resulting therefrom shall be added to (with respect to a net increase) or subtracted from (with respect to a net decrease) such taxable income;

1.34.4      if any Company property has a Book Value which differs from the property’s adjusted basis for federal income tax purposes, then Net Profits and Net Losses shall be determined with respect to items of income, gain, loss or deduction attributable to such property in accordance with Section 9.4.1 hereof; and

1.34.5      any item of Company income, gain, loss or deduction that is allocated to the Members under Section 9.2 or 9.3 hereof shall not be taken into account in computing Net Profits and Net Losses.

1.35         “NonOfferor.” As defined in Section 11.3 hereof.

1.36         “Nonrecourse Deduction.” With respect to the Company, a “nonrecourse deduction” within the meaning of Section 1.704-2(b)(l) of the Regulations.

1.37         “Nonvoting Units.” All Units granted pursuant to the Option Plan. Members who hold Nonvoting Units shall have no right with respect to such Units to vote or consent on any matter for which this Agreement provides or requires a vote or consents by Members with respect to any specified percentage, portion or number of Units or Voting Units.

1.38         “Notices.” As defined in Section 15.13 hereof.

1.39         “Offer Notice.” As defined in Section 11.3 hereof.

1.40         “Offered Units.” As defined in Section 11.3 hereof.

1.41         “Offeror.” As defined in Section 11.3 hereof.

1.42         “Option Plan.” The Bright Personal Communication Services, LLC Unit Option Plan in the form attached hereto as Exhibit “C”. as the same may be amended from time to time in accordance with Section 4.3 hereof.

1.43         “Party.” A Person who was, is, or is threatened to be made a named defendant or respondent in a Proceeding.

1.44         “Permitted Transfer.” As defined in Section 11.2.3 hereof.

1.45         “Permitted Transferee.” As defined in Section 11.2.3 hereof.

1.46         “Person.” Any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “Person” where the context so permits.

1.46         “Proceeding.” Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

1.47         “Pro Rata Share.” As defined in Section 11.3.4 hereof.

1.48         “Quarterly Contribution.” As defined in Section 7.2.1 hereof.

1.49         “Quarterly Contribution Notice.” As defined in Section 7.2.1 hereof.

1.50         “Regulatory Allocations.” As defined in Section 9.3.4 hereof.

1.51         “Regulations.” The Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

1.52         “Schedule K-l.” As defined in Section 7.2.2 hereof

1.53         “Securities Act.” As defined in Section 15.12 hereof.

1.54         “Tax Matters Member.” The Member designated in accordance with this Agreement to act as the “tax matters partner” for the Company, within the meaning of Section 6231(a)(7)(A) of the Code, and in a similar capacity for any state and local income tax purposes. The initial Tax Matters Member shall be Horizon.

1.55          “Taxable Member.” Any Member other than a Tax-Exempt Member or an individual.

1.56          “Tax-Exempt Member.” A Member who has, or is a wholly owned subsidiary of an entity who has, applied for and received tax-exempt status from the IRS in accordance with Section 501(c) of the Code, including but not limited to, a mutual or cooperative telephone company who has applied and received tax-exempt status in accordance with Section 501(c)(12) of the Code. The Tax-Exempt Members as of the date hereof are set forth on Exhibit “B” attached hereto.

1.57         “Transfer.” As a noun, a sale, transfer, assignment, conveyance, gift, pledge, encumbrance or hypothecation; as a verb, to sell, transfer, assign, convey, gift, pledge, encumber or hypothecate.

1.58         “Transferring Member.” A Member who transfers for consideration or gratuitously all or any portion of its Units in accordance with this Agreement.

1.59         “TSC.” Telephone Service Co., an Ohio corporation for profit and its successors and assigns in accordance with the terms hereof.

1.60         “Unit.” An interest in the Company as a Member, including the right to receive allocations and distributions pursuant to this Agreement and the right to participate in the management of the business and affairs of the Company in accordance with this Agreement, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement. Units shall be either Voting Units or Nonvoting Units.

1.61         “Voting Units.” All Units other than Units granted pursuant to the Option Plan.

2.             FORMATION OF COMPANY

2.1           Formation. The Members hereby form Bright Personal Communications Services, LLC. (the “Company”) as a limited liability company pursuant to the Act in accordance with the Articles of Organization to be filed with the Secretary by Com Net, which is hereby appointed agent and attorney-in-fact for the Members for such purposes.

2.2           Operating Agreement. This Operating Agreement, including any provisions of the Code incorporated herein by reference, shall govern the operation of the Company. Promptly after the formation of the Company, the Company shall be added as a party to this Agreement.

3.            THE COMPANY

3.1           Name. The name of the Company is “Bright Personal Communications Services, LLC.”

3.2           Principal Office. The principal place of business of the Company within the State of Ohio is 68 E. Main Street, P.O. Box 5050, Chillicothe, Ohio 45601. The Company may locate its places of business and registered office at any other place or places as the Management Committee may from time to time deem advisable.

3.3           Purpose. The purpose of the Company is to provide personal (wireless) communications services, to otherwise engage in any business or activity for which limited liability companies may be formed under the Act and to engage in any and all activities related or incidental thereto or necessary in connection therewith.

3.4           Term. The term of the Company shall commence on the date the Articles of Organization were filed with the Secretary of State of Ohio and shall continue in existence perpetually unless the Company is dissolved and its affairs wound up in accordance with the Act or this Agreement.

4.            MEMBERS; UNITS; AND THE OPTION PLAN

4.1           Initial Members. The name, address, initial number of Units, initial Capital Contribution and initial Capital Account balance of each Member is as set forth on Exhibit “A,” attached hereto.

4.2           Units. Interests in the Company as a Member shall be represented by Units. The initial number of Units owned by each Member are as set forth on Exhibit “A” attached hereto. Units shall not be represented by certificates, but shall be determined solely by reference to the terms and conditions of this Agreement. All Units shall be Voting Units, except that all Units granted under the Option Plan shall be Nonvoting Units. Except for the grant of additional Units to Horizon pursuant to the Horizon Services Agreement, the issuance of Units pursuant to the Option Plan, and the issuance of Units pursuant to Section 7.2 hereof, additional Units may not be granted at any time without the consent of Members who own 80% of the total number of Voting Units owned by all Members; provided however, that more than 2,700 Units may be granted to Horizon pursuant to the Horizon Services Agreement with the consent of Members who own more than 66% of the total number of Units owned by all Members. Units granted to Horizon pursuant to the Horizon Services Agreement shall be granted in accordance with the terms thereof based upon 1 Unit for each $1,000 worth of services provided by Horizon, as determined pursuant to the Horizon Services Agreement.

4.3           Option Plan. The Members hereby approve the Option Plan as of the date hereof and authorize the Management Committee to take such action as may be permitted or required by the Option Plan in the reasonable judgment of the Management Committee, including without limitation, the grant of options to acquire Nonvoting Units pursuant to the Option Plan. Notwithstanding anything herein to the contrary, (a) in no event shall the Option Plan be amended without the consent of Members who own 50% of the total number of Voting Units owned by all Members; provided however, that an amendment to the Option Plan increasing the number of Units available thereunder or permitting Voting Units to be granted thereunder shall require the approval of Members who own 80% of the total number of Voting Units owned by all Members, and (b) options may be granted pursuant to the Option Plan only upon the approval of at least six of the

Managers. In no event shall any Nonvoting Units which are the subject of any options granted pursuant to the Plan be treated as outstanding for any reason under this Agreement unless and until the option has been exercised in accordance with the terms of the Option Plan and the agreement between the Company and the optionee evidencing the grant of the option. All Units granted pursuant to the Option Plan shall be Nonvoting Units.

5.           MANAGEMENT

5.1           Management by the Management Committee.

5.1.1        General. Subject to the other terms of this Agreement, (a) the business and affairs of the Company shall be managed exclusively by the Management Committee, and (b) the Management Committee shall have full, absolute and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company, to take all actions, and to consent or withhold consent with respect to any matter it deems necessary or appropriate to accomplish the purposes and direct the affairs of the Company.

5.1.2        Authority of the Management Committee. Without limiting the generality of Section 5.1.1 hereof, but subject to the other terms of this Agreement, the Management Committee shall have all of the rights, power and authority granted by the Act to a Management Committee of a limited liability company, including, without limitation the exclusive right and power on behalf of the Company to:

5.1.2.1     Enter into a Management Agreement with SprintCom, Inc. with respect to the provision of wireless telecommunications services;

5.1.2.2     Enter into the Horizon Services Agreement with Horizon.

5.1.2.3     Own real, personal, tangible and intangible property for the operation of the Company’s business;

5.1.2.4     Sell or otherwise dispose of the Company’s property;

5.1.2.5     Borrow money to finance the Company’s activities and to pledge, mortgage, grant security interests in or otherwise encumber Company property to secure the repayment of such loans;

5.1.2.6     Employ, retain or otherwise secure the services of any employees, attorneys, accountants, advisers and others deemed necessary by the Management Committee to facilitate the conduct of the Company’s business; and

5.1.2.7     Take any and all other action that is permitted by law and customary in or reasonably related to the conduct of the Company’s business or affairs.

5.1.2.8     Purchase liability and other insurance to protect the Company’s property and business, including insurance on behalf of any Indemnified Person.

5.1.2.9     Invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper, or other investments.

5.1.2.10   Institute, prosecute, and defend any Proceeding in the Company’s name.

5.1.2.11   Do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

5.1.3 Authority to Bind the Company. Subject to the other terms of this Agreement, the Management Committee shall have the sole power and authority to bind the Company and no Member shall have any authority to bind the Company. In furtherance thereof, all contracts, agreements and other documents or instruments affecting or relating to the business and affairs of the Company may be executed on the Company’s behalf only by the Management Committee, Managers who have been duly authorized and appointed to act on behalf of the Management Committee as a group, or a duly authorized officer appointed by the Management Committee pursuant to Section 5.3 hereof.

5.3           Management Committee.

5.3.1        In General. There shall be a management committee of the Company (the “Management Committee”) composed of 9 individuals (each a “Manager”) for the purposes set forth herein. The Management Committee shall be constituted and operate in accordance with this Section 5.3.

5.3.2        Meetings.

5.3.2.1     Regular meetings of the Management Committee shall be held at the principal office of the Company (or at such other place(s) as are designated by the Management Committee) at such times as shall be designated from time to time by the Management Committee, provided that the Management Committee shall meet no less frequently than quarterly on such specific dates as may be established by the Management Committee. Such meetings shall be for the purpose of reviewing the operations of the Company and discussing future plans for the Company and any other matters concerning the Company that may be brought up at such meeting.

5.3.2.2     Special meetings of the Management Committee may be called by or at the request of any two Managers upon giving 5 days* prior written notice to the other Managers and shall be held at the principal office of the Company (or at such other place(s) as may be designated by the Management Committee). The person(s) authorized to call any special meeting of the Management Committee may designate any reasonable time for holding of the special meeting.

5.3.2.3     Except for any regularly scheduled or special meeting of the Management Committee, it is the express intent of the Members that there shall not be any required meetings of the Members.

5.3.2.4     No meeting of the Management Committee shall be held without a quorum being present, which shall consist of a majority of the Managers.

5.3.2.5     Any Manager, with prior notification of the other Managers, may invite attorneys, accountants and other advisors or consultants to attend meetings of the Management Committee, subject to such confidentiality restrictions and other limitations as the Management Committee determines to be appropriate.

5.3.2.6     Managers may participate in any regularly scheduled or special meetings of the Management Committee telephonically or through other similar communications equipment, as long as all of the Managers participating in the meeting can hear one another. Participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.

5.3.3        Actions/Decisions. Each Manager shall have 1 vote on all matters. Unless otherwise specifically provided herein, the affirmative vote of a majority, of the Managers then serving on the Management Committee shall be the act or approval of the Management Committee and shall constitute an action or decision of the Management Committee.

5.3.4        Actions Without Meetings. Any action required or permitted to be taken at a meeting of the Management Committee or any other action which may be taken at a meeting of the Management Committee may be taken without a meeting, without prior notice, if a consent, in writing, setting forth the actions so taken, shall be signed by all of the number of Managers needed to take such action pursuant to this Agreement. Any such writing or writings shall be filed with the minutes of the proceedings of the Management Committee. Any such consent signed as set forth above shall be the approval of the Management Committee as if such action was taken at a meeting of the Management Committee at which all of the Managers on the Management Committee were present and voting.

5.3.5        Tenure. The Managers shall hold office until resignation, removal or the end of their term pursuant to Sections 5.3.6 or 5.3.7.

5.3.6        Resignation. Any Manager may resign at any time by giving written notice to the other Managers and the Members. The resignation of a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.3.7 Appointment, Removal and Vacancies.

5.3.7.1     Until delivery of an Election Notice pursuant to Section 5.3.7.2 hereof, Managers shall be subject to appointment, removal and filling of vacancies pursuant to this Section 5.3.7.1.

5.3.7.1.1 Horizon shall have the authority to appoint two (2) Managers, TSC shall have the authority to appoint two (2) Managers, and Benton Ridge Telephone Company shall have the authority to appoint one (1) Manager. All such appointments shall be made by written notice from the Member making such appointment to all other Members. If any Member with a right to appoint a Manager or Managers pursuant to this Section 5.3.7.1.1 transfers less than all its Units pursuant to Section 11.3 hereof, the right to appoint the Manager(s) shall be retained by the Transferring Member and the transferee shall have no right to appoint any Manager(s).

The Member who appointed any Manager pursuant to this Section 5.3.7.1.1 may remove that Manager at any time, with or without cause, by written notice to all Managers and to all other Members. Once so appointed pursuant to this Section 5.3.7.1.1, a Manager shall hold office until the first to occur of the Manager’s removal, the Manager’s resignation pursuant to Section 5.3.6 hereof, the Manager’s death or the first annual meeting of the Members following delivery of an Election Notice. Any vacancy in with respect to a Manager appointed pursuant to this Section 5.3.7.1.1, whether by removal, resignation or death of a Manager, shall be filled by the Member who appointed such former Manager by written notice to the other Managers and the Members.

5.3.7.1.2 The other four (4) Members of the Management Committee shall be elected for one year terms at each annual meeting of the Members in accordance with the following: The incumbent Members of the Management Committee shall, if they chose, submit the names of up to four (4) individuals for election by the Members pursuant to this Section 5.3.7.1.2 prior to each annual meeting of the Members. At or prior to each annual meeting (including the initial annual meeting of the Members), each Member shall also be permitted to submit the names of up four (4) individuals. Each Member shall have four (4) votes to cast for the election of Managers pursuant to this Section 5.3.7.1.2. Each Member who holds Voting Units shall be permitted to cast such number of votes in such election for any individual or among any combination of individuals, up to a number of individuals equal to the total number of Managers to be elected (4 at each annual meeting). The number of individuals equal to the total number of Managers to be elected (4 at each annual meeting) who receive the highest number of votes shall each be elected as a Manager for a one year term. Each Member will have 4 votes to cast at an annual meeting, which votes may be cast for a single individual or split among up to 4 individuals (fractional votes shall not be permitted). (Members who hold Nonvoting Units shall not be permitted to vote pursuant to this Section 5.3.7.1.2.)

A Manager elected pursuant to this Section 5.3.7.1.2 may be removed prior to expiration of the Manager’s one-year term only upon the vote of 80% in number (not by percentage of Voting Units) of all Members who hold Voting Units. Once so elected pursuant to this Section 5.3.7.1.2, a

Manager shall hold office until the first to occur of the Manager’s removal, the Manager’s resignation pursuant to Section 5.3.6 hereof, the Manager’s death or the next annual meeting of the Members. Any vacancy in with respect to a Manager elected pursuant to this Section 5.3.7.1.2, whether by removal, resignation or death of a Manager, shall be filled by the election of the Members subject to the same voting procedures as apply at the annual meeting pursuant to the immediately preceding paragraph (as adjusted to reflect there being only one (1) Manager to be elected, not four (4)).

If any Member transfers less than all its Units pursuant to Section 11.3 hereof, the right to vote in the election of Managers pursuant to this Section 5.3.7.1.2 shall be retained by the Transferring Member and the transferee shall have no right to participate in any such election.

5.3.7.2     At any time after the date that is one year after the date hereof, Members who hold at least a 20% of the Voting Units held by all Members may, by written notice to the Managers and to the other Members (such a notice, the “Election Notice”), elect to cause all subsequent Managers to be subject to appointment and removal by election in accordance with this Section 5.3.7.2.

5.3.7.2.1 If an Election Notice is delivered, all existing Managers shall hold office until the next annual meeting of the Members occurring after the date of the Election Notice (and any vacancies occurring prior to the next annual meeting shall be filled pursuant to Section 5.3.7.1 hereof), whereupon all existing Managers’ terms shall end and thereafter Managers shall be elected for a term of one year at each annual meeting of the Members in accordance with the following: Each Member shall have a number of votes to cast for the election of Managers determined by multiplying the total number of Managers to be elected (9 at each annual meeting) by the number of Voting Units owned by such Member. Each Member shall be permitted to cast such number of votes in such election for any individual or among any combination of individuals, up to a number of individuals equal to the total number of Managers to be elected (9 at each annual meeting). The number of individuals equal to the total number of Managers to be elected (9 at each annual meeting) who receive the highest number of votes shall each be elected as a Manager for a one year term. For example, a Member who owns 300 Voting Units, will have 2,700 votes to cast at an annual meeting, which votes may be cast for a single individual or split among up to 9 individuals.

5.3.7.2.2 Once so elected, a Manager shall hold office until the Manager resigns pursuant to Section 5.3.6 hereof, is removed (as hereinafter provided) dies, or the Manager’s one-year term expires. A Manager may be removed prior to expiration of the Manager’s one-year term only upon the vote of Members who hold 80% of the total number of Voting Units owned by all Members.

5.3.7.2.3 Any vacancy in the Management Committee prior to expiration of the one-year term due to the death, resignation or removal of a Manager, shall be filled for the remainder of the term at a special meeting of the Members called for such purpose. At any such special meeting for the election of a replacement Manager, each Member shall have a number of votes equal to the number of Voting Units owned by the Member and the candidate receiving the highest number of votes shall serve as a replacement Manager for the remainder of the term.

5.3.8        Duties of Managers. Each Manager shall devote whatever time, effort and skill as it reasonably believes is required to fulfill the Manager’s obligations under this Agreement and shall act in a manner the Manager determines, in good faith, to be in the best interests of the Company and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

5.3.9        Manager’s Time and Effort; No Conflicts on Restrictions or Other Activities. Each Manager may engage or invest in, and devote his/her time to, any other business venture or activity of any nature and description (independently or with others). Each Manager acting on his or her own behalf may engage in whatever activities the Manager chooses without having or incurring any obligation to offer any interest in such activities to the Company or any Member or require any Member to permit the Company or any Member to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

5.4           Officers. Not less frequently than annually, the Management Committee shall elect such officers as the Management Committee determines to be appropriate for the operation of the Company’s business. Officers need not be members of the Management Committee. All officers shall serve at the pleasure of the Management Committee and may be removed at any time without cause. All officers elected by the Management Committee shall have such title, powers, authority, duties and responsibilities (including without limitation, the power and authority to sign documents on behalf of the Company) as are delegated by the Management Committee from time to time; provided however, that the Management Committee may only delegate power, authority and responsibility as is granted by this Agreement to the Management Committee.

5.5           Banking. All funds of the Company shall be deposited in its name in an account or accounts as shall be designated from time to time by the Management Committee. All funds of the Company shall be used solely for the business of the Company. All withdrawals from the Company bank accounts shall be made only upon check signed by the Management Committee or by such other persons as the Management Committee may designate from time to time.

5.6           Compensation; Reimbursements. Except as otherwise provided herein or approved by the Members, neither Managers nor officers shall receive any fees or other compensation for their services hereunder. Notwithstanding the foregoing, the Managers and officers shall be reimbursed by the Company for all reasonable expenses incurred in connection with the Company’s business, including expenses of attending Management Committee meetings.

6.             RIGHTS, OBLIGATIONS AND ACTIONS OF MEMBERS

6.1           Limited Participation in Management by Members. Except as otherwise expressly provided in this Agreement, no Member shall participate in the management of the Company or have any control over the Company or its business or have any right or authority to act for or to bind the Company. Except as expressly provided in this Agreement, no Member shall have the right to vote on or consent to any other matter, act, decision or document involving the Company or its business.

6.2           Meetings.

6.2.1        Annual and Special Meetings.

6.2.1.1     An annual meeting of the Members shall be held each year at such time as shall be specified by the Management Committee. An initial annual meeting of the Members shall be held during the 4th quarter (October-December) of 1999 at such specific time as shall be specified by the Management Committee.

6.2.1.2     Special meetings of the Members may be called at any time by (a) the Management Committee, (b) any three (3) Members, or (c) any Member or Members who own at least 20% of the total number of Voting Units owned by all Members.

6.2.2        Place of Meetings. Any meeting of the Members shall be held at the principal place of business of the Company, or at such other location as determined by the Management Committee, or may be held in part or in whole telephonically.

6.2.2        Proxies. At all meetings of Members, a Member may vote in person or by proxy. A Member may appoint a proxy by executing a writing which authorizes another Person or Persons to vote or otherwise act on the Member’s behalf. Such writing shall be filed with the Management Committee before or at the time of the meeting.

6.2.3        Notice of Meetings. Not less than 10 nor more than 30 days before each meeting, the Persons calling the meeting in accordance with this Agreement shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place, and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before, during or after the meeting the Member signs a waiver of the notice which is filed with the records of Members’ meetings, or is present at the meeting in person, by telephone or by proxy.

6.2.4        Telephonic Participation. Representatives of the Members may participate in any meetings of the Members telephonically or through other similar communications equipment, as long as the representative of each Member participating in the meeting can hear one another. Participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.

6.2.5        Quorums and Member Approval. Unless this Agreement provides otherwise, the presence at a meeting of Members, in person, by proxy or through telephonic participation, of Members holding more than 50% of the Voting Units held by all Members shall constitute a quorum. A Member may vote by his, her or its duly authorized attorney in fact. Except as otherwise expressly provided in this Agreement whenever this Agreement requires the approval of the Members, the affirmative vote of Members holding more than 50% of the Voting Units held by all Members shall be required to approve the matter.

6.2.6        Action in Lieu of a Meeting. In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument signed by Members who hold a number of Voting Units sufficient to permit such action to have been taken at a meeting of the Members. Such Member Action without a meeting will be effective when the Members required to approve such Member Action have signed the consent(s), unless the consent(s) specify(ies) a different effective date.

6.3           Limitation on Liability. Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law.

6.4           No Liability for Company Obligations. No Member will have any personal liability for any debts or losses of the Company beyond the Member’s respective Capital Contributions, except as provided by law.

6.5           Priority and Return of Capital. Except as may be expressly provided in this Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions, and no Member shall have the right to demand or receive property other than cash as a distribution pursuant to this Agreement.

6.6           Other Activities of Members. A Member may engage or invest in, and devote its time to, any other business venture or activity of any nature and description (independently or with others). Each Member (acting on his, her, or its own behalf) may engage in whatever activities they choose without having or incurring any obligation to offer any interest in such activities to the Company or any Member or require any Member to permit the Company or any Member to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

6.7           Confidentiality.

6.7.1        Each Member agrees all non-public information received from or otherwise relating to, the Company shall be confidential, and shall not be disclosed or otherwise released to any other person or entity (other than another party hereto), without the written approval of the Management Committee. Accordingly, each Member shall, and shall cause its agents and attorneys to, hold in confidence all such information; provided however, that nothing in this Section 6.7 shall prohibit disclosure of any information in any court filings reasonably necessary for a Member to assert legal rights and remedies with respect to the Company and the Member’s Units.

6.7.2        Each Member expressly agrees that the provisions of this Section 6.7 are a reasonable effort to protect the mutual interests of the Members in the growth and development of the Company and their Units and that breach of any such provisions would work substantial harm to the Company. In the event that any Member shall breach or attempt to breach any of the provisions of this Section 6.7, then the Management Committee, in addition to all rights and remedies the Company may have, at law and/or in equity, shall be entitled to a decree or order restraining and enjoining such breach and the offending party shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law shall be an inadequate remedy for a breach or threatened breach or violation of the provisions of this Section 6.7.

7.             CONTRIBUTIONS TO THE COMPANY AND FINANCING

7.1           Initial Capital Contributions.

7.1.1        Except as otherwise provided in Section 7.1.2 hereof, the Initial Capital Contributions to the Company of each Member shall be made in such amounts and in such form as set forth in Exhibit “A” attached hereto no later than September 30, 1999.

7.1.2        With respect to any Member for whom the amount of the Initial Capital Contribution set forth on Exhibit “A” is equal to or greater than Five Hundred Thousand and no/100 Dollars ($500,000.00), the Initial Capital Contribution of the Member may, at such Member’s election, be made in 6 equal monthly installments with the first installment due on September 10, 1999 and the five (5) subsequent monthly installments due on the 10th day of each month (or the first Business Day immediately after the 10th day if the 10th day is not a Business Day), commencing on October 10, 1999 and ending on February 10, 2000. The obligation of the Member to make the five (5) installments beginning on October 10, 1999 shall be evidenced by a promissory note in the form attached hereto Exhibit “D” as executed by such Member and delivered to the Company.

7.2           Additional Capital Contributions. Except as provided in this Section 7.2, no Member shall be required or permitted to make additional Capital Contributions.

7.2.1        As soon as possible following the dates upon which corporations are required to make deposits of quarterly estimated federal income taxes for each Fiscal Year (that is, April 15, June 15, September 15 and December 15 of each Fiscal Year), the Management Committee shall deliver a notice (a “Quarterly Contribution Notice”) to each Member of the Management Committee’s estimate of the Member’s Annual Net Loss for such Fiscal Year (the “Estimated Annual Net Loss”). Within 30 days after delivery of each Quarterly Contribution Notice, each Taxable Member shall be required to make an additional Capital Contribution (a “Quarterly Contribution”) in an amount determined pursuant to the following formula:

QC = [EANL * MCTR* Q/4] - PQC

Where:	QC is	the Quarterly Contribution required to be made with respect to a quarter.

	EANL is	the Estimated Annual Net Loss for the Member, as determined by the Management Committee each quarter.

	MCTR is	the Maximum Corporate Tax Rate for such Fiscal Year.

	Q is	the number of the Quarter for the Fiscal Year for which the Quarterly Contribution Notice is given (1 for April 15; 2 for June 15; 3 for September 15 and 4 for December 15).

	PQC is	the Quarterly Contributions previously made by the Member with respect to such Fiscal Year (including any Annual Overcontributions credited with respect to such Fiscal Year).

Each Quarterly Contribution Notice shall include a calculation of the Member’s Quarterly Contribution based upon the foregoing formula. A Quarterly Contribution shall not be required pursuant to this Section 7.2.1 with respect to any quarter for which the Management Committee estimates the Member will not have an Annual Net Loss or for which the amount for “QC” determined pursuant to such formula is zero or a negative amount.

7.2.2        Simultaneous with delivery of Schedule K-l to Internal Revenue Service Form 1065 (“Schedule K-1”) by the Management Committee to the Members with respect to each Fiscal Year, the Management Committee shall deliver to each Taxable Member a notice (the “Annual Contribution Notice”). The Annual Contribution Notice shall set forth the Member’s Annual Net Loss reflected on the Schedule K-1. Each Taxable Member shall be required, within 30 days after delivery of each Annual Contribution Notice, to make an additional Capital Contribution (the “Annual Contribution”) in an amount determined pursuant to the following formula:

AC = [ANL* MCTR] - TQC

Where:	AC is	the Annual Contribution required to be made.

	ANL is	the Annual Net Loss for the Member the Fiscal Year, as determined by the Management Committee based upon the Schedule K-1 for the Member.

MCTR is	the Maximum Corporate Tax Rate for such Fiscal Year.

TQC is	The total of all Quarterly Contributions made by the Member with respect to a Fiscal Year (including any Annual Overcontributions credited with respect to such Fiscal Year).

Each Annual Contribution Notice shall include a calculation of the Member’s Annual Contribution based upon the foregoing formula. An Annual Contribution shall not be required pursuant to this Section 7.2.2 by any Member with respect to any Fiscal Year for which the Member does not have an Annual Net Loss or for which the amount for “AC” determined pursuant to such formula is zero or a negative amount. If “AC” is a negative number with respect to any Fiscal Year (the “Annual Overcontribution”), such amount shall not be refunded or distributed to the Member but shall instead be carried forward and treated as an amount contributed by the Member with respect to the next required Quarterly Contribution or Annual Contribution.

7.2.3        No Tax-Exempt Member shall be required to make any additional Capital Contribution pursuant to Sections 7.2.1 or 7.2.2 hereof. Each Tax-Exempt Member shall have the option, however, to make additional Capital Contributions at the same times and on the same basis as Taxable Members are required to make additional Capital Contributions pursuant to such Sections as follows: The Management Committee shall provide Quarterly and Annual Contribution Notices to each Tax-Exempt Member which shall set forth the amount of Quarterly or Annual Contribution, if any, that would be required by the Tax-Exempt Member if it were a Taxable Member subject to Sections 7.2.1 and 7.2.2 hereof. Such amount shall be the maximum amount which can be contributed by the Tax-Exempt Member pursuant to this Section 7.2.3, though the Tax-Exempt Member may, in its sole and absolute discretion, contribute less than the maximum permitted amount or no amount. Any additional Capital Contribution by a Tax-Exempt Member pursuant to this Section 7.2.3 must be made by the due date for the Quarterly or Annual Contributions required by the Taxable Members.

7.2.4        All additional Capital Contributions pursuant to this Section 7.2 shall be made in cash.

7.2.5        Each Member that makes an additional Capital Contribution pursuant to this Section 7.2 shall have the number of Units owned by such Member increased by an amount determined by dividing the amount of such additional Capital Contribution made by the Member by $1,000.

7.2.6        If there is no Annual Net Loss for any Member for two Consecutive Fiscal Years, the Management Committee shall so advise the Members, and the Members may elect to cease to require and permit additional Capital Contributions pursuant to this Section 7.2.

7.2.7      In no event shall any Nonvoting Units be subject to any obligation or option to make additional Capital Contributions pursuant to this Section 7.2.

7.3           Failure to Contribute. If a Taxable Member fails to make an additional Capital Contribution required by Section 7.2 when due (such a Member is herein referred to as a “Defaulting Member”), a notice of default shall be given to such Taxable Member by the Management Committee. A Taxable Member may not make less than the full amount of a required additional Capital Contribution, and the making by a Taxable Member of less than the full amount of a required additional Capital Contribution shall be a default. If the full amount of such required additional Capital Contribution is not received by the Company within three (3) Business Days after the Defaulting Member’s receipt of such notice of default, the Management Committee shall have the right to institute legal proceedings to collect the Defaulting Member’s required additional Capital Contribution, or to pursue any other remedies available at law or in equity. Furthermore, until such default is cured, the Defaulting Member shall not be entitled to participate in the management of the Company and shall not be entitled to vote on any matters for which Members may otherwise be entitled to vote.

7.4           Loans. The Management Committee, from time to time, may cause the Company to borrow funds from any Person, including any Member or any Affiliate of either, for any Company purpose upon commercially reasonable terms. No Member or any Affiliate of a Member shall be required or permitted to make any loans or otherwise lend any funds to the Company, except as approved by such Member and the Management Committee. No loans made by any Member or its Affiliate to the Company shall neither increase nor decrease the number of Units owned by any Member, such loans representing a debt of the Company payable or collectible solely from the assets of the Company, non-recourse to any Member (including a Management Committee), in accordance with the terms and conditions upon which such loans were made. All such loans made by any Member, or any Affiliate of a Member shall be segregated in a separate loans payable account.

7.5           Withdrawal; Reduction of Members’ Capital Contributions. No Member shall be entitled to withdraw any part of the Member’s Capital Contributions or to receive any distribution except as expressly provided herein and no Member shall have the right to receive property other than cash. As permitted by Section 1705.16(C) of the Act, no Member shall have the right to withdraw from the Company at any time except as expressly permitted by this Agreement. Except as otherwise provided herein, no Member shall have priority over any other Member as to the return of any capital contributions or the right to receive any distributions from the Company other than in the form of cash.

8.             DISTRIBUTIONS

8.1           Distributions. Subject to Sections 8.2, 8.3 and 8.4 hereof, Distributable Cash shall be distributed to the Members at such times as the Management Committee deems appropriate, to the Members pro rata in accordance with the number of Units owned by each Member; provided however, that to the extent Distributable Cash is available therefor, the Company will distribute to the Members, pro rata in accordance with the number of Units owned by each Member, an amount equal to at least 40% of the estimated taxable income of the Company for each quarter of the Company’s Fiscal Year within 15 Business Days after the end of each quarter of the Fiscal Year.

8.2           Distributions Upon Liquidation. Upon a final liquidation of the Company, all Company assets shall be distributed as set forth in Section 14.3 hereof.

8.3           Amounts Withheld. The Management Committee, on behalf of the Company, shall withhold from any distribution to a Member pursuant to this Agreement, such amounts as are required to be withheld by the laws of any taxing jurisdiction (as determined in the sole and absolute discretion of the Management Committee). Any amounts so withheld shall be treated as amounts distributed to the respective Member(s) on whose account the withholding is imposed and shall be treated as advances of, and shall as soon as possible be recouped solely from, subsequent distributions otherwise to be received by the Member under this Agreement, provided that in no event shall any Member otherwise be required to recontribute or otherwise return or repay any amount so withheld.

9.             ALLOCATIONS

9.1           Net Profits and Net Losses. After making any allocations required by Section 9.3 hereof and subject to Section 9.2 hereof, Net Profits and Net Losses for each Fiscal Year shall be allocated among the Members pro rata in accordance with the number of Units owned by each Member.

9.2           Excess Net Losses. Notwithstanding anything to the contrary in Section 9.1 hereof, in no event shall the Net Losses allocated to any Member cause the Member to have a negative Adjusted Capital Account balance, or increase a negative Adjusted Capital Account balance for any Member. All Net Losses in excess of the limitation set forth in the immediately preceding sentence shall be allocated to the other Members pro rata in accordance with the number of Units owned by each of them.

9.3           Special Allocations. Prior to making any allocations pursuant to Section 9.1 hereof, the following special allocations shall be made each Fiscal Year, to the extent required, in the following order:

9.3.1        Minimum Gain Chargeback; Qualified Income Offset. Items of Company income and gain shall be allocated for any Fiscal Year to the extent, and in an amount sufficient to satisfy the “minimum gain chargeback” requirements of Section 1.704-2(f) and (i)(4) of the

Regulations and the “qualified income offset” requirement of Section 1.704-l(b)(2)(ii)(d)(3) of the Regulations.

9.3.2        Member Nonrecourse Deductions and Nonrecourse Deductions. Member Nonrecourse Deductions shall be allocated to the Member who bears the economic risk of loss associated with such deductions, in accordance with Section 1.704-2(i) of the Regulations. Nonrecourse Deductions shall be allocated to the Members pro rata in accordance with the number of Units owned by each Member.

9.3.3        Certain Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Section 1.704-l(b)(2)(iv)(m) of the Regulations to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with the requirements of Section 1.704-l(b)(2)(iv)(m) of the Regulations.

9.3.4        Curative Allocations. The allocations set forth in the last sentence of Section 9.2 hereof and Sections 9.3.1 through 9.3.3 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 9.3.4. Therefore, notwithstanding any other provision of this Article 9 (other than the Regulatory Allocations), such offsetting special allocations of Company income, gain, loss, or deduction shall be made in whatever manner the Management Committee determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 9.1 (without regard to Section 9.2 hereof) and 9.3.5 hereof. In making such allocations, the Management Committee shall take into account future Regulatory Allocations under Section 9.3.1 hereof that, although not yet made, are likely to be made in the future and offset other Regulatory Allocations previously made under Section 9.3.2 hereof.

9.3.5        Special Allocation Attributable to Issuance of Units. Any items of income, gain, loss or deduction realized by the Company with respect to the issuance of any Units either (a) pursuant to the Option Plan, or (b) to Horizon pursuant to the Horizon Services Agreement shall be specially allocated to the Members pro rata in accordance with the number of Units owned by the Members immediately prior to any such issuance of Units.

9.3.6        Special Allocations Upon Liquidation of the Company. With respect to the Fiscal Year in which occurs the final liquidation of the Company in accordance with Article XIV hereof or in which there is a sale or other disposition of all or substantially all of the assets of the Company, items of Company income, gain, loss and deduction shall be specially allocated among the Members pursuant to this Section 9.3.5 in such amounts and priorities as are necessary so that the positive Adjusted Capital Account balances of the Members are equal to the amounts distributed to them pursuant to Section 9.2 hereof.

9.4           Other Allocation Rules.

9.4.1        Tax / Book Differences. If the Book Value of any Company property, pursuant to Section
1.704-l(b)(2)(iv)(d) or (f) of the Regulations and Sections 1.9.1 or 1.9.2 hereof, differs from the adjusted tax basis of such property, then allocations with respect to such property for income tax purposes shall be made in a manner which takes into consideration differences between such Book Value and such adjusted tax basis in accordance with Section 704(c) of the Code, the Regulations promulgated thereunder and Section 1.704-l(b)(2)(iv)(f)(4) of the Regulations. Such allocations for income tax purposes shall be made using such method(s) permitted pursuant to such provisions which the Management Committee, in its sole and absolute discretion, selects. Such tax allocations shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provision of this Agreement. Any allocations with respect to any such property for purposes of maintaining the Members’ Capital Accounts, and the determination of Net Profits and Net Losses, shall be made by reference to the Book Value of such property, and not its adjusted tax basis, all in accordance with Section 1.704-l(b)(2)(iv)(g) of the Regulations.

9.4.2        Allocations of Items. Any allocation to a Member of Net Profits or Net Losses shall be treated as an allocation to such Member of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profits or Net Losses. Unless otherwise specified herein to the contrary, any allocation to a Member of items of Company income, gain, loss, deduction or credit (or item thereof) shall be treated as an allocation of a pro rata portion of each item of Company income, gain, loss, deduction or credit (or item thereof).

9.4.3        Consent and Tax Reporting. The Members are aware of the income tax consequences of the allocations made by this Article 9 and hereby agree to be bound by the provisions of this Article 9 in reporting their shares of Company income and loss for income tax purposes.

9.4.4        Partnership for Income Tax Purposes; No Partnership Intended for Nontax Purposes. The Members intend that the Company shall be treated as a partnership solely for federal and state income tax purposes. Neither the Members nor the Management Committee shall take any action to change the treatment of the Company as a partnership for federal and state income tax purposes, unless and until all of the Members decide that the tax status of the Company shall be changed.

The Members have formed the Company under the Act, and expressly do not form a partnership under either the Ohio Uniform Partnership Act (Ohio Revised Code Chapter 1775) or

the Ohio Uniform Limited Partnership Act (Ohio Revised Code Chapter 1782). The Members do not intend to be partners with one another, or partners as to any third party. To the extent any Member represents to another person in any manner that any Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to the Company and to such other Member for any loss, damage or liability caused by such wrongful representation.

10.          BOOKS, RECORDS AND TAX MATTERS

10.1         Records and Availability to Members. At all times during the existence of the Company, the Management Committee shall keep or cause to be kept complete books and records that the Management Committee reasonably determines appropriate for the Company’s business. Such books and records, whether financial or otherwise and including a copy of this Agreement and any amendments thereto, shall at all times be maintained at the principal place of business of the Company. Any Member or such Member’s duly authorized representative, subject to such reasonable standards as may be established by the Management Committee governing what information and documents are to be furnished at what time and location and at whose expense, shall have the right at any time, for any purpose reasonably related to such Member’s Units, to inspect and copy from such books and documents during normal business hours.

10.2         Tax and Accounting Matters.

10.2.1      General. Except as otherwise provided in this Agreement, all decisions as to tax and accounting matters, shall be made by the Management Committee, including the election to amortize organizational expenses over sixty (60) months under Section 709 of the Code and the method of accounting to be used by the Company. All such decisions made by the Management Committee, however, shall be in accordance with generally accepted accounting principles or the requirements of the Code, as applicable; provided however, that the Management Committee may rely upon the advice of independent certified public accountants and or tax counsel retained from time to time by the Company.

10.2.2      Tax Matters Member. The Tax Matters Member is specially authorized to act as the “Tax Matters Partner” for the Company under the Code and in any similar capacity under state or local law. The Tax Matters Member shall be entitled to reimbursement by the Company for all expenses reasonably incurred by him in acting as the Tax Matters Member. Any Tax Matters Member may be removed with or without cause by the Members, and any successor Tax Matters Member may be elected by the Members.

10.3         Tax Returns. The Management Committee shall prepare, or cause to be prepared, at the expense of the Company, at least annually, the information necessary for each Member to complete its federal, state and local income tax or information returns and shall use commercially reasonable best efforts to deliver such information to each Member, within ninety (90) days after the end of each tax year (or as soon thereafter as is reasonably possible).

11.          TRANSFER OF UNITS; NEW MEMBERS

11.1         General Restrictions on Transfer of Interests. Each of the Members hereby covenants and agrees that it will not Transfer all or any part of its Units in the Company to any Person other than as permitted by this Article 11.

11.2         Permitted Transfers.

11.2.1      A Member may Transfer its Units:

11.2.1.1   To a Controlled Affiliate of the Member; provided however, that any Transfer pursuant to this Section 11.2.1.1 must be with respect to all of the Member’s Units; or

11.2.1.2   In a Transfer pursuant to Section 11.3 hereof.

11.2.2      Notwithstanding the foregoing provisions of this Section 11.2, no Transfer shall be permitted hereunder unless the following are satisfied with respect to a proposed Transfer:

11.2.2.1   The Transferring Member has complied with all legal requirements applicable to such Transfer to the reasonable satisfaction of the Management Committee.

11.2.2.2   All debts and Capital Contributions then due and payable by the Transferring Member are paid in full or payment thereof is otherwise assured to the reasonable satisfaction of the Management Committee.

11.2.2.3   The transferee has executed such documents as are reasonably required by the Management Committee to evidence the Transfer of such Units and the agreement of the transferee to assume all the duties and obligations of the Transferring Member under this Agreement and to be bound by and subject to all of the terms and conditions of this Agreement.

11.2.2.4   The Management Committee determines in its reasonable judgment that the Transfer will not require registration of Units under any federal or state securities laws and the Transfer will not result in the Company being subject to the Investment Company Act of 1940, as amended.

11.2.2.5   The Company receives from the transferee the information and agreements that the Management Committee may reasonably require including, but not limited to, the transferee’s taxpayer identification number and initial tax basis in the Transferred Units.

11.2.2.6   The transferee or the Transferring Member must have paid the expenses incurred by the Company in connection with the Transfer.

11.2.2.7   With respect to any Permitted Transfer described in Section 11.2.1.1 hereof, the Transferring Member shall in all events remain jointly and severally liable with the transferee for all the obligations associated with the Transferred Units unless and until there is a Permitted Transfer of the Units which is not described in Section 11.2.1.1 hereof and the Transferring Member shall enter into such agreements as shall be required by the Management Committee to document such continuing obligation.

11.2.2.8   The Management Committee determines in its reasonable judgment that the Transfer is not prohibited by, and would not cause the Company to be in breach of, the Management Agreement.

11.2.3      Any Transfer permitted by this Section 11.2 is referred to herein as a “Permitted Transfer.” and any transferee who receives Units pursuant to a Permitted Transfer (a “Permitted Transferee”) shall be admitted to the Company as a substitute Member without need for any further approval or action and shall receive and hold such Units subject to the terms of this Agreement and to the obligations hereunder of the transferor.

11.3         Right of First Offer. A Member (the “Offeror”) desiring to sell all or any portion of its Units (the “Offered Units”) in a Transfer not described in Section 11.2.1.1 hereof shall give written notice (the “Offer Notice”) to the Company and to the other Members (the “NonOfferors”) of its desire to sell the Offered Units, and shall attach to such Offer Notice a photocopy of a written offer of a prospective purchaser of the Offered Units containing all material terms of the proposed sale, including the identity of the purchaser, the purchase price (both in the aggregate and per Unit), and the terms of payment, and the Offeror shall certify that the offer is genuine and in all respects what it purports to be.

11.3.1      An Offer Notice shall not be effective, and the Offeror giving such a notice shall not be permitted to effect a Transfer of the Offered Units pursuant to this Section 11.3, unless:

11.3.1.1   The offer is to sell to a principal identified therein, or an agent acting on behalf of a disclosed principal, but not an agent acting on behalf of an undisclosed principal, such principal is not an Affiliate of the Offeror, and any affiliation of such principal with the Offeror is fully disclosed in the Offer Notice; and

11.3.1.2   The Offeror shall not be in default under this Agreement at the time of closing in any manner which is not cured simultaneously with closing;

11.3.1.3   The purchase price specified in the Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time.

11.3.2      The Offer Notice shall constitute an offer by the Offeror to sell the Offered Units to the Company or the NonOfferors as hereinafter provided. First, the Company may elect to purchase all or any portion of the Offered Interest, at the price per Unit and on the terms specified in the Offer Notice by delivering written notice of such election to the Offeror and the NonOfferors as soon as practical, but in any event within 10 Business Days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Offered Units within such period, each NonOfferor may elect to purchase its Pro Rata Share of the portion of the Offered Units that the Company has not elected to purchase, at the price per Unit and on the terms specified in the Offer Notice by delivering written notice of such determination to the Offeror as soon as practical, but in any event within 25 Business Days after delivery of the Offer Notice. To the extent that the NonOfferors have failed to elect to purchase all of the Offered Units that the Company has not elected to purchase by the end of such period, the NonOfferors who elected to purchase their Pro Rata Share may elect to reach a unanimous agreement amongst themselves as to the purchase and allocation of the remaining portion of the Offered Units, by delivering written notice of such agreement within 5 Business Days after the expiration of such 25-Business Day period. If the Company and/or the NonOfferors elect (or otherwise agree) to purchase all of the Offered Units from the Offeror pursuant to this Section 11.3, the Transfer of the Offered Units to such Person(s) shall be consummated as soon as practical after the delivery of the election notices (and agreement, if applicable), but in any event within 10 Business Days after the expiration of the 30-Business Day election periods.

11.3.3      If the Company and/or the NonOfferors have not elected (or otherwise agreed) to purchase all of the Offered Units as provided in Section 11.3.2 hereof, any purported acceptance of the Offer with respect to the Offered Units shall be void, and the Offeror may, within 30 Business Days after the expiration of the election periods specified in Section 11.3.2 hereof, Transfer the Offered Units to the prospective purchaser at the price and on the other terms and conditions set forth in the Offer Notice; provided however, that in all events the requirements of Section 11.2.2 hereof must be satisfied. If the Offeror does not transfer the Offered Units on such basis and within such time period, the Offeror may not Transfer the Offered Units pursuant to this Section 11.3 until and unless it has again followed the procedures set forth in this Section 11.3.

11.3.4      For purposes of this Section 11.3, each of the NonOfferor’s “Pro Rata Share” shall be equal to the ratio derived by dividing the Member’s Units by the aggregate number of Units then owned by the NonOfferors.

11.4         Restraining Order/Specific Performance. If any Member shall attempt to Transfer all or any portion of its Units, in violation of the provisions of this Agreement and any rights hereby granted, then the Management Committee or any other Member of the Company, in addition to all rights and remedies hereunder, at law and/or in equity, shall be entitled to a decree or order restraining and enjoining such transfer and the offending party shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach or violation of the provisions concerning transfers set forth in this Agreement. In addition, it is expressly agreed that the remedy at law for breach of any of the obligations set forth in this Article XI is inadequate in view of (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a party to comply fully with each of said obligations, and (b)

the uniqueness of each Member’s business and assets and the relationship of the Members. Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.

11.5         Additional Members.

11.5.1      Except as otherwise expressly provided in Section 11.2.3 hereof with respect to a Permitted Transfer, in the Option Plan, or in Section 11.5.2 hereof, no Persons may be admitted to the Company as a Member or the owner of any Units and no Person other than a Person admitted to the Company as a Member in accordance with this Agreement shall be a Member or own any Units.

11.5.2      A Person may be admitted to the Company as an additional Member upon making such Capital Contribution and complying with such additional terms and conditions as may be required by Members who own at least 66% of the total number of Voting Units owned by all Members immediately prior to such admission, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement. Any such additional Member shall have such number of Units as shall be determined by the Members who approve the admission of such additional Member, in their reasonable judgment, to be the product obtained by multiplying the fair market value of the Company by the percentage of the total number of Units owned by all Members represented by the Units so acquired by such additional Member.

12.          INDEMNIFICATION AND EXCULPATION

12.1         Indemnification.

12.1.1      General. The Company, to the fullest extent permitted by the Act and any other applicable law, (a) shall indemnify and hold harmless any Manager or Member, and (b) may, in the Management Committee’s discretion, indemnify and hold harmless any employee or agent of the Company or any other Person (each Person to be indemnified pursuant to (a) or (b), an “Indemnified Person”) from and against any losses, claims, damages, liabilities or expenses (including, without limitation, attorney’s fees) to which such Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company.

12.1.2      Advance for Expenses. The Company shall, before final disposition of a Proceeding, advance funds to pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by an Indemnified Person who is a Party to a Proceeding if such Person delivers to the Company a written affirmation of his or its good faith belief that his or its conduct does not constitute behavior that would prohibit the Company from indemnifying the Indemnified Person pursuant to the Act, and such Member or Manager furnishes the Company a written undertaking, executed personally or on his or its behalf, to repay any advances if it is ultimately determined that he or it is not entitled to indemnification under this Article XII or the Act.

12.1.3.               No Capital Contributions Required for Indemnification.   Indemnification pursuant to this Section 12.1 shall be limited to the Company’s assets and shall in no event require any Member to make any additional Capital Contributions.

12.1.4                  Limits on Indemnification. Notwithstanding anything in this Article XII to the contrary, the Members intend that the Company shall indemnify the Members and the Managers pursuant to this Section 12.1 to the fullest extent permitted by Section 1705.32 of the Act, as amended from time to time.

12.2                           Exculpation.   No Member or Manager shall be liable to the Company or to the Members for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it in connection with this Agreement except for any losses, claims, damages or liabilities for which indemnification of the Member or Manager is not permitted pursuant to Section 12.1.4. hereof. The Members specifically intend that the provisions of Section 1705.29(D) of the Act will not apply to the Company.

12.3                           Survival and Limits on Amendment. The rights of the Members and the Managers to indemnification and exculpation pursuant to this Article XII shall survive (a) with respect to any Manager, the withdrawal, resignation or removal of the Manager, and (b) with respect to any Member, the Transfer of the Member’s Units.  No amendment, modification or rescission of this Article XII, or any provision hereof, the effect of which would diminish the rights to indemnification, advancement of expenses or exculpation as set forth herein shall be effective as to any Member or Manager with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

13.                               POWER-OF-ATTORNEY

13.1                           Appointment of the Management Committee. Each Member hereby irrevocably constitutes and appoints the Management Committee with full power of substitution as his, her, or its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

13.1.1 execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, at the expense of the Company (a) this Agreement, all certificates and other instruments and all amendments thereof which the Management Committee reasonably deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in all jurisdictions in which the Company may conduct business, own property or in which such formation, qualification or continuation is, in the opinion of the Management Committee, necessary or desirable to protect the limited liability of the Members; (b) all instruments which the Management Committee deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement properly made in accordance with the terms herein (whether or not such specific Member voted in favor thereof); (c) all conveyances and other instruments or documents which the Management Committee reasonably deems appropriate or necessary to reflect, in accordance with this Agreement, the acquisition or disposition of all or any portion of any Company assets, the admission or withdrawal of any Member and the dissolution and liquidation of the Company; and (d) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to and in accordance with this Agreement; and

13.1.2 swear to, represent or acknowledge, confirm, or ratify that any vote, consent, approval, agreement or other action, which is made or given properly by the Members hereunder or is consistent with the terms of this Agreement, has been made or given (whether or not such specific Member voted in favor thereof or consented thereto).

The foregoing power of attorney hereby is declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetence, disability, incapacity, dissolution, bankruptcy or termination of any Member and the Transfer of all or any portion of its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each Member shall execute and deliver to the Management Committee at the principal office of the Company, within fifteen (15) days after receipt of the Management Committee’s request therefor, such further designations, powers of attorney and other instruments as the Management Committee deems necessary to effectuate this Agreement and the purposes of the Company.

14.                               DISSOLUTION AND TERMINATION

14.1                           Dissolution.

14.1.1                  The Company shall be dissolved upon the occurrence of any of the following events:

14.1.1.1         by the affirmative vote of the Management Committee and a the Members; or

14.1.1.2        the entry of a decree of judicial dissolution under Section 1705.47 of the Act.

14.1.2                  Except as expressly permitted in this Agreement, no Member shall have the power or authority to dissociate or take any other voluntary action which directly causes a Person to cease to be a Member, provided, however, that any Member who transfers all the Member’s Units in accordance with this Agreement shall cease to be a Member.

14.2                           Effect of Dissolution.   Upon dissolution, the Company shall cease to carry on its business, except as permitted by the Act.

14.3                           Winding Up, Liquidation and Distribution of Assets.

14.3.1  Upon dissolution, an accounting shall be made by the Company’s independent accountants of the accounts of the Company and of the Company’s assets, liabilities

and operations, from the date of the last previous accounting until the date of dissolution.   The Management Committee shall immediately proceed to wind up the affairs of the Company.

14.3.2                  If the Company is dissolved and its affairs are to be wound up, the Management Committee shall convert the Company’s assets into cash as promptly as practicable (except to the extent the Management Committee may determine to distribute any assets to any of the Members in kind);

14.3.3                  Discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent or other liabilities of the Company;

14.3.4                  Distribute the remaining assets to the Members in accordance with Section 8.1 hereof; provided however, that no distribution shall be made that creates or increases a negative Capital Account balance for any Member, determined as follows:   distributions first shall be determined tentatively pursuant to this Section 14.3.4 without regard to the Members’ Capital Accounts, and then the allocation provisions of Article IX hereof shall be applied tentatively as if such tentative distributions had been made. The actual distribution to such Member pursuant to this Section 14.3.4 shall be equal to (a) in the case of a Member that has no negative Capital Account balance after such tentative distributions and allocations have been made, the tentative distribution to such Member, and (b) in the case of a Member that has a negative Capital Account balance after such tentative distributions and allocations are made, the tentative distribution to such Member less the amount of the negative balance.

14.3.5                  Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-l(b)(2)(ii)(g) of the Regulations, no Member shall have any obligation to make any Capital Contribution to the Company solely as a result of any negative balance that may exist at such time in any capital account maintained for such Member on the books and records of the Company and any such negative balance shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

14.3.6                  Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

14.3.7                  The Management Committee shall comply with any requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

14.4                       Certificate of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Dissolution may be executed and filed with the Secretary of State of Ohio in accordance with Section 1705.43 of the Act.

14.5                           Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If such assets are insufficient to pay debts or return investments to the Members, no Member shall have any recourse against any other Member.

15.                           MISCELLANEOUS PROVISIONS

15.1                           Application of Ohio Law.  This Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Ohio (without regard to choice of law rules), and specifically the Act.

15.2                           Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

15.3                           Construction.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.  The word “including” shall be deemed followed by the words “without limitation” unless currently followed by such words or words of similar meaning.

15.4                           Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

15.5                           Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

15.6                           Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or constitute a waiver of the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law or otherwise.

15.7                           Severability.   If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

15.8                           Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

15.9                           Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company.

15.10                     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

15.11                     Investment Representations. Each Member hereby represents and warrants to the Company and to each other Member that such Member is acquiring its Units in the Company for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.  Such Member possesses experience and sophistication as an investor adequate for the evaluation of the merits and risks of such Member’s investment in the Company, is acquiring such Units for its own account (without a view to resale or distribution), has investigated the Company and its business, and the Company has made available to such Member all information necessary for such Member to make an informed decision to acquire Units.  Such Member also understands that its Units may not be transferred absent compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to an exemption therefrom and otherwise in compliance with the terms of this Agreement.  Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth herein and that the Company has relied upon such representations, warranties and covenants.  Each Member’ hereby indemnifies, defends, protects and holds wholly free and harmless the Company from and against any and all losses, damages, expenses or liabilities arising out of the breach and/or inaccuracy of any such representation, warranty and/or covenant.  All representations, warranties and covenants contained herein shall survive the execution of this Agreement, the formation of the Company, and the liquidation of the Company.

15.12                     Notices. Any and all notices, offers, demands or elections required or permitted to be made under this Agreement (“Notices”) shall be in writing, signed by the party giving such Notice, and shall be deemed given and effective (a) when hand-delivered (either in person by the party giving such notice, or by its designated agent, or by commercial courier), (b) on the third (3rd) Business Day following the day (as evidenced by proof of mailing) upon which such notice is deposited, postage pre-paid, certified mail, return receipt requested, and addressed to the other party at such party’s respective address set forth on Exhibit “A” attached hereto, or at such other address as the other party may hereafter designate by Notice, or (c) on the first day (other than a Saturday or Sunday, when the local or overnight delivery service to which the Notice is delivered is making regular deliveries following the day (as evidenced by proof of deposit) upon which such Notice is deposited, prepaid or payment provided for, with a national overnight delivery service or local courier service, and addressed to the other party at such party’s respective address as set forth in Article 4 hereof, or at such other address as the other party may hereafter designate by Notice.

15.13                     Amendments. This Agreement may be amended by written approval of Members holding a total of 80% or more of the Voting Units; provided, however, that no amendment which directly and adversely affects the Units of a Member will be effective unless such Member consents to such amendment.

15.14                    Invalidity.   The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.  If any particular provision herein is construed to be in conflict with the provisions of the Act, the Act shall control and such invalid or unenforceable provisions shall not affect or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such conflicting provision were omitted.

15.15                    Further Assurances.   The Members each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement.

15.16                    Entire Agreement. This Agreement contains the entire agreement among the parties relating to the subject matter hereof, all prior negotiations among the parties with respect thereto are merged into this Agreement and there are no other promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them with respect to the transaction contemplated herein.

15.17                    Relationship of this Agreement to the Default Rules.   Regardless of whether this Agreement specifically refers to a particular Default Rule, in no event shall any Default Rule apply to the Company, it being the interest of the Members that, by virtue of this Section 15.18 all of the Default Rules shall be negated and, to the fullest extent possible, all of the rights and obligations of the Members with respect to the Company shall be as set forth in this Agreement and shall not arise from any provisions of the Act that constitute a Default Rule that is permitted to be made inapplicable, or modified with respect to, a limited liability company pursuant to the articles of organization or operating agreement of a limited liability company.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the Members have executed this Agreement effective as of the date first set forth above.

THE ARTHUR MUTUAL TELEPHONE COMPANY

By:	/s/ Janet E. Sholl
Name:	Janet E. Sholl
Title:	Secretary - Treasurer

AYERSVILLE TELEPHONE COMPANY

By:	/s/ Tami J. Pontious
Name:	Tami J. Pontious
Title:	Secretary - Treasurer

THE BENTON RIDGE TELEPHONE COMPANY

By:	/s/ Kimberly T. Home
Name:	Kimberly T. Home
Title:	VP/General Manager - Telephone
& Internet Operations

BRIGHT CHOICE, INC.

By:	/s/ Brian Newton
Name:	Brian Newton
Title:	President

BUCKLAND TELEPHONE COMPANY

By:	/s/ Douglas G. Place
Name:	Douglas G. Place
Title:	General Manager

**$500,000 cash and $150,000 in previously-incurred expenses associated with the organization and start-up of the Company that are credited with a value of $150,000.

COM NET, INC.

By:	/s/ Mark Rekers
Name:	Mark Rekers
Title:	CEO

DOYLESTOWN TELEPHONE COMPANY

By:	/s/ Thomas J. Brockman
Name:	Thomas J. Brockman
Title:	President

FARMERS MUTUAL TELEPHONE COMPANY

By:	/s/ Eric L. Damman
Name:	Eric L. Damman
Title:	Secretary

FORT JENNINGS TELEPHONE COMPANY

By:	/s/ Shirley A. Berelsman
Name:	Shirley A. Berelsman
Title:	Secretary - Treasurer

GLANDORF TELEPHONE COMPANY, INC.

By:	/s/ Linda Heckman
Name:	Linda Heckman
Title:	Management

HORIZON PERSONAL COMMUNICATION, INC.

By:	/s/ William A. Mckell
Name:	William A. Mckell
Title:	President

**$500,000 cash and $150,000 in previously-incurred expenses associated with the organization and start-up of the Company that are credited with a value of $150,000.

KALIDA TELEPHONE CO., INC.

By:	/s/ Chris J. Phillips
Name:	Chris J. Phillips
Title:	Manager

McCLURE TELEPHONE COMPANY

By:	/s/ Hugo Miller
Name:	Hugo Miller
Title:	President

MIDDLE POINT HOME TELEPHONE COMPANY

By:	/s/ Ronald Long
Name:	Ronald Long
Title:	Manager

THE NEW KNOXVILLE TELEPHONE COMPANY

By:	/s/ Preston Meyer
Name:	Preston Meyer
Title:	Manager

REACH OF OHIO, INC.

By:	/s/ Donald Hoersten
Name:	Donald Hoersten
Title:	Manager

THE RIDGEVILLE TELEPHONE COMPANY

By:	/s/ Kenneth Miller
Name:	Kenneth Miller
Title:	Manager

**$500,000 cash and $150,000 in previously-incurred expenses associated with the organization and start-up of the Company that are credited with a value of $150,000.

KALIDA TELEPHONE CO., INC.

By:
Name:
Title:

McCLURE TELEPHONE COMPANY

By:
Name:
Title:

MIDDLE POINT HOME TELEPHONE COMPANY

By:
Name:
Title:

THE NEW KNOXVILLE TELEPHONE COMPANY

By:	/s/ John Hoge
Name:	John Hoge
Title:	Sect/Treas

REACH OF OHIO, INC.

By:
Name:
Title:

THE RIDGEVILLE TELEPHONE COMPANY

By:
Name:
Title:

**$500,000 cash and $150,000 in previously-incurred expenses associated with the organization and start-up of the Company that are credited with a value of $150,000.

SHERWOOD MUTUAL TELEPHONE ASSOCIATION, INC

By:	/s/ Michael J. Woodring
Name:	Michael J. Woodring
Title:	General Manager

THE SYCAMORE TELEPHONE COMPANY

By:	/s/ Richard D. Ekleberry
Name:	Richard D. Ekleberry
Title:	Vice President - Manager

TELEPHONE SERVICE CO.

By:	/s/ Lonnie D. Pederson
Name:	Lonnie D. Pederson
Title:	President

VAUGHNSVILLE TELEPHONE COMPANY

By:	/s/ Ruby A. Rimer
Name:	Ruby A. Rimer
Title:	Sec-Treas.

WABASH MUTUAL TELEPHONE COMPANY

By:	/s/ Donald E. Stachler
Name:	Donald E. Stachler
Title:	Manager

**$500,000 cash and $150,000 in previously-incurred expenses associated with the organization and start-up of the Company that are credited with a value of $150,000.

EXHIBIT A

TO
OPERATING AGREEMENT

OF
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

Names, Addresses, Units, Initial Capital Contributions
and Initial Capital Account Balance of the Members

Name and Address	Initial Number of Units (all Voting Units)	Initial Capital Contribution*	Initial Capital Account Balance

Sherwood Mutual Telephone Co. 105 W. Vine St., P.O. Box 4572 Sherwood, OH 43556 Attention: MikeWoodring	600	$600,000	$600,000

Ayersville Telephone Co. 27932 Watson Rd. Defiance, OH 43512 Attention: Tami Pontious	400	$400,000	$400,000

Arthur Mutual Telephone Co. 21980 SR 637 Defiance, OH 43512 Attention: Janet E. Sholl	400	$400,000	$400,000

New Knoxville Telephone Co. 301 West Street New Knoxville, OH 45871 Attention: John Hoge	600	$600,000	$600,000

Bright Choice, Inc. 5255 SR 95, P.O. Box 111 Mount Gilead, OH 43338 Attention: Dan Hammond	50	$50,000	$50,000

Reach of Ohio, Inc. 245 W. Third St., P.O. Box 427 Ottoville, OH 45876-0427 Attention: Donald Hoersten	400	$400,000	$400,000

Vaughnsville Telephone Co. 187 N. Water St., P.O. Box 127 Vaughnsville, OH 45893 Attention: Ruby Rimer	150	$150,000	$150,000

*Except as otherwise indicated, all Initial Capital Contributions are made in cash.

Name and Address	Initial Number of Units (all Voting Units)	Initial Capital Contribution*		Initial Capital Account Balance

Kalida Telephone Co., Inc. 121 E. Main St., P.O. Box 267 Kalida, OH 45853 Attention: Chris Phillips	350	$350,000		$350,000

Com Net, Inc. 13888 County Rd. 25A Wapakoneta, OH 45895 Attention: David Frey	650	$650,000	**	$650,000

Benton Ridge Telephone Co. 140 Main St,. P.O. Box 180 Benton Ridge, OH 45816 Attention: Kim Horne	1,000	$1,000,000		$1,000,000

Farmers Mutual Telephone Co. NO12 Cty. Rd. 17D, PO Box 118 Okolona, OH 43550 Attention: Eric Damman	100	$100,000		$100,000

Glandorf Telephone Co. 135 S. Main St., P.O. Box 31 Glandorf, OH 45848 Attention: Linda Heckman	250	$250,000		$250,000

Doylestown Telephone Co. 81 N. Portage St. Doylestown, OH 44230 Attention: Tom Brockman	250	$250,000		$250,000

Ft. Jennings Telephone Co. 65 W. Third St., Box 146 Ft. Jennings, OH 45844 Attention: Shirley Berelsman	50	$50,000		$50,000

Buckland Telephone Co. 105. S. Main St. Buckland, OH 45819 Attention: Douglas Place	250	$250,000		$250,000

Telephone Service Co. 2 Willipie St., P.O. Box 408 Wapakoneta, Oh 45895 Attention: Lonnie Pederson	3,100	$3,100,000		$3,100,000

**$500,000 cash and $150,000 in previously-incurred expenses associated with the organization and start-up of the Company that are credited with a value of $150,000.

Name and Address	Initial Number of Units (all Voting Units)	Initial Capital Contribution	Initial Capital Account Balance

Horizon Personal Communications, Inc. 68 E. Main St., P.O. Box 480 Chillicothe, OH 45601 Attention: Thomas McKell	3,100	$3,100,000	$3,100,000
Ridgeville Telephone Co. S-732 County Rd. 20B Box A Ridgeville Corners, OH 43555 Attention: Ken Miller	100	$100,000	$100,000
McClure Telephone Co. 311 S. East St., P.O. Box 26 McClure, OH 43534 Attention: Hugo Miller	100	$100,000	$100,000
Middle Point Telephone Co. 106 1/2 Jackson St., P.O. Box 41 Middle Point, OH 45863 Attention: Ron Long	50	$50,000	$50,000
Wabash Communications, Inc. 6670 Wabash Rd. Celina, OH 45822 Attention: Donald Stachler	50	$50,000	$50,000
The Sycamore Telephone Co. 104 E. 7th St. Sycamore, OH 44882-0098 Attention: Richard Ekleberry	100	$100,000	$100,000

EXHIBIT B
TO
OPERATING AGREEMENT
OF
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

Tax-Exempt Members

The Arthur Mutual Telephone Company

Wabash Communications, Inc.

Sherwood Mutual Telephone Association, Inc.

Reach of Ohio, Inc.

Farmers Mutual Telephone Company

Vaughnsville Telephone Company

EXHIBIT D
TO
OPERATING AGREEMENT
OF
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

Form of Promissory Note for Portion of Initial Capital Contribution

[Attached]

AMENDMENT NO. 1

to
OPERATING AGREEMENT OF
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

AMENDMENT NO. 1 (“Amendment”), made effective as of the 23rd day of September, 1999 (“Effective Date”), entered into among THE ARTHUR MUTUAL TELEPHONE COMPANY; AYERSVILLE TELEPHONE COMPANY; THE BENTON RIDGE TELEPHONE COMPANY; BRIGHT CHOICE, INC.; BUCKLAND TELEPHONE COMPANY; COM NET, INC.; DOYLESTOWN TELEPHONE COMPANY; FARMERS MUTUAL TELEPHONE COMPANY; FORT JENNINGS TELEPHONE COMPANY; THE GLANDORF TELEPHONE COMPANY, INC.; HORIZON PERSONAL COMMUNICATION, INC.; KALIDA TELEPHONE CO., INC.; MCCLURE TELEPHONE COMPANY; MIDDLE POINT HOME TELEPHONE COMPANY; THE NEW KNOXVILLE TELEPHONE COMPANY; REACH OF OHIO, INC.; THE RIDGEVILLE TELEPHONE COMPANY; SHERWOOD MUTUAL TELEPHONE ASSOCIATION, INC.; THE SYCAMORE TELEPHONE COMPANY; TELEPHONE SERVICE CO.; VAUGHNSVILLE TELEPHONE COMPANY; WABASH MUTUAL TELEPHONE COMPANY (collectively, the “Parties”), to that certain Operating Agreement of Bright Personal Communications Services, LLC (“Operating Agreement”), made and entered into as of the 23rd day of September, 1999 among the Parties;

WITNESSETH:

WHEREAS, the Parties entered into the Operating Agreement as of the 23rd day of September, 1999; and

WHEREAS, subsequent to the Parties entry into the Operating Agreement, Bright Personal Communications Services, LLC (the “Company”) entered into a revised Management Agreement with SprintCom, Inc.; and

WHEREAS, the Parties desire to amend the Operating Agreement in order to make certain changes to the Operating Agreement required by the Company’s entry into a revised Management Agreement with SprintCom, Inc.;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereby agree as follows:

1.                                       After Section 15.17 of the Operating Agreement, the following Section 15.18 is hereby added:

15.18 Other Company Activities. If, pursuant to the Management Agreement, the Company provides Sprint PCS products or services specifically designed for the competitive local exchange market (“fixed wireless local loop”), the Company shall first designate each Member as the exclusive distributor of the fixed wireless local loop product or service in the local exchange territory served by such Member (as such territory exists at the date of this Agreement).

2.                                       This Amendment, and the application and interpretation hereof, shall governed exclusively by its terms and by the laws of the State of Ohio (without regard to choice of law rules).

3.                                       Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4.                                       This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

5.                                       The Operating Agreement as amended by this Amendment contains the entire agreement among the Parties with respect to the subject matter thereof and supersedes all prior representations and agreements, oral or written, among the Parties with respect to the subject matter thereof.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

THE ARTHUR MUTUAL TELEPHONE COMPANY

By:	/s/ Janet E. Sholl

Name:	Janet E. Sholl

Title:	Secretary-Treasurer

AYERSVILLE TELEPHONE COMPANY

By:	/s/ Tami J. Pontious

Name:	Tami J. Pontious

Title:	Secretary-Treasurer

THE BENTON RIDGE TELEPHONE COMPANY

By:	/s/ Kimberly T. Horne

Name:	Kimberly T. Horne

Title:	VP / General Manager
Telephone & Internet Operations

BRIGHT CHOICE, INC.

By:	/s/ D

Name:

Title:

BUCKLAND TELEPHONE COMPANY

By:	/s/ Douglas G. Place

Name:	Douglas G. Place

Title:	General Manager

COM NET, INC.

By:	/s/ Mark J. Rekers

Name:	Mark J. Rekers

Title:	CEO

DOYLESTOWN TELEPHONE COMPANY

By:	/s/ Thomas J. Brockman

Name:	Thomas J. Brockman

Title:	President

FARMERS MUTUAL TELEPHONE COMPANY

By:	/s/ Eric L. Damman

Name:	Eric L. Damman

Title:	Secretary

FORT JENNINGS TELEPHONE COMPANY

By:	/s/ Shirley A. Berelsman

Name:	Shirley A. Berelsman

Title:	Secretary - Treasurer

GLANDORF TELEPHONE COMPANY, INC.

By:	/s/ Linda Heckman

Name:	Linda Heckman

Title:	Management

HORIZON PERSONAL COMMUNICATION, INC.

By:	/s/ William A. Mckell

Name:	William A. Mckell

Title:	President

By:	/s/ Donald J. Hoersten

Name:	Donald J. Hoersten

Title:	Manager

THE RIDGEVILLE TELEPHONE COMPANY

By:	/s/ Kenneth Miller

Name:	Kenneth Miller

Title:	Manager

SHERWOOD MUTUAL TELEPHONE ASSOCIATION, INC.

By:	/s/ Michael J. Woodring

Name:	Michael J. Woodring

Title:	General Manager

THE SYCAMORE TELEPHONE COMPANY

By:	/s/ Richard D. Ekleberry

Name:	Richard D. Ekleberry

Title:	Vice President - Manager

TELEPHONE SERVICE CO.

By:	/s/ Lonnie D. Pedersen

Name:	Lonnie D. Pedersen

Title:	President

VAUGHNSVILLE TELEPHONE COMPANY

By:	/s/ Ruby A. Rimer

Name:	Ruby A. Rimer

Title:	Sec. –Treas.

WABASH MUTUAL TELEPHONE COMPANY

By:	/s/ Donald E. Stachler

Name:	Donald E. Stachler

Title:	Manager

KALIDA TELEPHONE CO., INC.

By:	/s/ Chris J. Phillips

Name:	Chris J. Phillips

Title:	Manager

MCCLURE TELEPHONE COMPANY

By:

Name:

Title:

MIDDLE POINT HOME TELEPHONE COMPANY

By:	/s/ Ronald Long

Name:	Ronald Long

Title:	Manager

THE NEW KNOXVILLE TELEPHONE COMPANY

By:	/s/ Preston Meyer

Name:	Preston Meyer

Title:	Manager

REACH OF OHIO, INC.

Name:

Title:

BRIGHT CHOICE, INC.

By:	/s/ Brian Newton

Name:	Brian Newton

Title:	President

BUCKLAND TELEPHONE COMPANY

By:

Name:

Title:

COM NET, INC.

By:

Name:

Title:

DOYLESTOWN TELEPHONE COMPANY

By:

Name:

Title:

Proxy to Vote at the Annual Members Meeting of

Bright Personal Communications Services, LLC

(Bright PCS, LLC)

Thursday, September 23th 1999, 1:30 PM

Cora Net, Inc. Conference Room

13888 County Road 25A

Wapakoneta, Ohio

Number of

Units of

Bright PCS, LLC

______________

The undersigned hereby appoints Preston Meyer as proxy, with full power of substitution, to vote for the undersigned all units of Bright PCS, LLC which the undersigned would be entitled to vote if present at the Bright PCS, LLC Annual Members Meeting to be held on Thursday, September 23, 1999 at 1:30 PM Eastern Daylight Savings Time, at the Com Net, Inc. Conference Room, 13888 County Road 25A, Wapakoneta, Ohio and at any adjournment or adjournments thereof, upon the matters described in the Notice of Bright PCS, LLC Annual Members Meeting and Election Notice dated September 17, 1999, and upon any other business that may properly come before the meeting or any adjournment or adjournments thereof.

Said Proxy is authorized to vote in his or her discretion upon the matters described in the Notice of Bright PCS, LLC Annual Members Meeting and Election Notice dated September 17, 1999 and upon such other matters as may properly come before the meeting or any Adjournment or Adjournments thereof.

This proxy and the authority represented herein may be revoked at any time by the undersigned and unless revoked shall terminate at the conclusion of the Bright PCS, LLC Annual Members Meeting including any adjournments thereof.

Dated: Sept. 20 1999	McClure Telephone Co.

	By:	/s/ Hugo Miller

	Its:	President
Officer Designation

Proxy to Vote at the Annual Members Meeting of

Bright Personal Communications Services, LLC

(Bright PCS, LLC)

Thursday, September 23th 1999, 1:30 PM

Com Net, Inc. Conference Room

13888 County Road 25A

Wapakoneta, Ohio

Number of

Units of

Bright PCS, LLC

______________

The undersigned hereby appoints Donald Stachler as proxy, with full power of substitution, to vote for the undersigned all units of Bright PCS, LLC which the undersigned would be entitled to vote if present at the Bright PCS, LLC Annual Members Meeting to be held on Thursday, September 23, 1999 at 1:30 PM Eastern Daylight Savings Time, at the Com Net, Inc. Conference Room, 13888 County Road 25A, Wapakoneta, Ohio and at any adjournment or adjournments thereof, upon the matters described in the Notice of Bright PCS, LLC Annual Members Meeting and Election Notice dated September 17, 1999, and upon any other business that may properly come before the meeting or any adjournment or adjournments thereof.

Said Proxy is authorized to vote in his or her discretion upon the matters described in the Notice of Bright PCS, LLC Annual Members Meeting and Election Notice dated September 17, 1999 and upon such other matters as may properly come before the meeting or any Adjournment or Adjournments thereof.

This proxy and the authority represented herein may be revoked at any time by the undersigned and unless revoked shall terminate at the conclusion of the Bright PCS, LLC Annual Members Meeting including any adjournments thereof.

Dated: September 21 1999	Wabash Communications

	By:	/s/ Richard L. Berlestrad

	Its:	President
Officer Designation

AMENDMENT 2 TO OPERATING AGREEMENT
OF BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

THIS AMENDMENT 2 (this “Amendment”) to the Operating Agreement of Bright Personal Communications Services, LLC is made and entered into as of the 28 day of April, 2000.

W I T N E S S E T H:

Effective as of September 23, 1999, the Members of Bright Personal Communications Services, LLC (the “Company”) entered into the Company’s Operating Agreement (the “Initial Agreement”). Effective as of September 23, 1999, the Members entered into Amendment 1 to the Initial Agreement (the Initial Agreement, as amended by Amendment 1, is herein referred to as the Operating Agreement). The Members desire to further amend the Operating Agreement, upon the terms and conditions of this Amendment 2.

1.                                       Amendment to Section 7.3.  Section 7.3 of the Operating Agreement is hereby amended by adding the following sentence to the end of such Section:

“In addition to the rights and remedies available to the Company as set forth above, the Rural Telephone Finance Cooperative, a South Dakota cooperative association (the “RTFC”) shall, in its capacity as the Lender under the Loan Agreement, dated as of April 28, 2000, by and between the RTFC and the Company (the “RTFC Agreement”), be deemed to be a third party beneficiary of the obligations of the Taxable Members under Section 7.2 and shall be entitled to exercise rights and remedies as a third party beneficiary upon the occurrence and continuation of an Event of Default under the RTFC Agreement.”

2.                                       Amendment to Section 11.2.1. Section 11.2.1 is hereby deleted in its entirety and the following is inserted in lieu thereof as a new Section 11.2.1:

“11.2.1            The following Transfers are permitted by this Article 11:

11.2.1.1         A Member may Transfer its Units (a) to a Controlled Affiliate of the Member; provided, however, that any Transfer pursuant to this Section 11.2.1.1(a) must be made with respect to all of the Member’s Units; or (b) in a Transfer pursuant to Section 11.3 hereof.

11.2.1.2         To the extent required by the RTFC in connection with the RTFC Agreement, a Member shall pledge its Units and all interests therein to secure the loan represented by the RTFC Agreement, pursuant to a written Pledge and Security Agreement (the “Pledge and Security Agreement”) with the RTFC; provided, that the terms of the Pledge and Security Agreement shall be mutually acceptable to the RTFC and the Member.  Any subsequent Transfer of the Units of such Member, or any interests therein, to the RTFC or its successors and assigns, pursuant to the terms of such Pledge and Security Agreement shall also be permitted by this Article 11.  Notwithstanding anything to the contrary contained in this Agreement, the Members hereby agree that (a) no further notices, votes, consents and/or approvals are necessary to effectuate any transfer pursuant to this Section 11.2.1.2, and (b) any such transfer pursuant to this Section 11.2.1.2 shall entitle RTFC or its successors and assigns to become a Member and to be treated as the holder of the subject Units and the economic and equity rights related thereto.”

3.                                       Amendment to Section 11.2.2.   Section 11.2.2 is hereby amended such that the initial phrase of such Section shall be modified to read as follows:

“Notwithstanding the foregoing provisions of this Section 11.2, no transfer shall be permitted pursuant to Section 11.2.1.1 unless the following are satisfied with respect to a proposed Transfer:”

4.                                       Amendment to Section 11.3. Section 11.3 is hereby amended by deleting the first sentence of such Section and inserting in lieu thereof the following:

“A Member (the “Offeror”) desiring to sell all or any portion of its Units (the “Offered Units”) in a Transfer not described in Section 11.2.1.l(a) or Section 11.2.1.2 hereof shall give written notice (the “Offer Notice”) to the Company and to the other Members (the “NonOfferors”) of its desire to sell the Offered Units, and shall attach to such Offer Notice a photocopy of a written offer of a prospective purchaser of the Offered Units containing all material terms of the proposed sale, including the identity of the purchaser, the purchase price (both in the aggregate and per Unit), and the terms of payment, and the Offeror shall certify that the offer is genuine and in all respects what it purports to be. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 11.3 hereof shall not apply to the RTFC or its successors and assigns in the event the RTFC or its successors and assigns becomes a Member and desires to sell all or any portion of the Units in accordance with the terms of the Pledge and Security Agreement.”

5.                                       Miscellaneous.  All terms which are used in this Amendment, but which are not defined in this Amendment shall have the meanings given to them in the Operating Agreement. Other than as expressly amended by this Amendment, the Operating Agreement shall remain in full force and effect.  To the extent there is any conflict or inconsistency between the terms of this Amendment and the terms of the Operating Agreement, the terms of this Amendment shall control and be binding.

6.                                       Counterparts. This Amendment may be executed in one or more counterparts, and all of such counterparts taken together shall constitute one and the same instrument.

2

IN WITNESS WHEREOF, the Members have executed this Amendment effective as of the date first set forth above.

THE ARTHUR MUTUAL TELEPHONE COMPANY

By:	/s/ Emil Schaffer
Name:	EMIL SCHAFFER
Title:	PRESIDENT

THE AYERSVILLE TELEPHONE COMPANY

By:	/s/ Robert L. Zimmerman
Name:	Robert L. Zimmerman
Title:	President

THE BENTON RIDGE TELEPHONE COMPANY

By:	/s/ Kimberly K. Hearn
Name:	Kimberly K. Hearn
Title:	General Manager

BRIGHT CHOICE, INC.

By:	/s/ Richard M. Carter
Name:	Richard M. Carter
Title:	Chairman

THE BUCKLAND TELEPHONE COMPANY

By:	/s/ Douglas G. Place
Name:	Douglas G. Place
Title:	General Manager

COM NET, INC.

By:	/s/ Mark J. Rekers
Name:	Mark J. Rekers
Title:	CEO

3

THE DOYLESTOWN TELEPHONE COMPANY

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	[ILLEGIBLE]

THE FARMER’S MUTUAL TELEPHONE COMPANY

By:	/s/ Eric L. Dammon
Name:	Eric L. Dammon
Title:	Secretary

THE FORT JENNINGS TELEPHONE COMPANY

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	[ILLEGIBLE]

GLANDORF TELEPHONE COMPANY, INC.

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Manager

HORIZON PERSONAL COMMUNICATIONS, INC.

By:	/s/ William A. McKell
Name:	William A. McKell
Title:	President/CEO

THE KALIDA TELEPHONE COMPANY

By:	/s/ Chris J. Phillips
Name:	Chris J. Phillips
Title:	Manager

4

THE MCCLURE TELEPHONE COMPANY

By:	/s/ Linda Armstrong
Name:	Linda Armstrong
Title:	Secy. Treas.

THE MIDDLEPOINT HOME TELEPHONE COMPANY

By:	/s/ Ronald D. Long
Name:	Ronald D. Long
Title:	Manager

THE NEW KNOXVILLE TELEPHONE COMPANY

By:	/s/ John Hoge
Name:	JOHN HOGE
Title:	SECRETARY/TREASURER

REACH OF OHIO, INC.

By:	/s/ Basil V. Alt
Name:	Basil V. Alt
Title:	President

THE RIDGEVILLE TELEPHONE COMPANY

By:	/s/ Larry M. Wendt
Name:	Larry M. Wendt
Title:	President

SHERWOOD MUTUAL TELEPHONE ASSOCIATION, INC.

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:

5

THE SYCAMORE TELEPHONE COMPANY

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Vice President

TELEPHONE SERVICE COMPANY

By:
Name:
Title:

THE VAUGHNSVILLE TELEPHONE COMPANY

By:	/s/ Roy Welch
Name:	Roy Welch
Title:	Plant Manager

WABASH COMMUNICATIONS, INC.

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	[ILLEGIBLE]

6

AMENDMENT 3 TO OPERATING AGREEMENT
OF BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

THIS AMENDMENT 3 (this “Amendment”) to the Operating Agreement of Bright Personal Communications Services, LLC is made and entered into as of the 7th day of April, 2000.

W I T N E S S E T H:

Effective as of September 23rd, 1999, the Members of Bright Personal Communications Services, LLC (the “Company”) entered into the Company’s Operating Agreement (the “Initial Agreement”). Effective as of September 23rd, 1999, the Members entered into Amendment 1 to the Initial Agreement, and effective as of                , 2000, the Members entered into Amendment 2 (the Initial Agreement, as amended by Amendment 1 and Amendment 2, is herein referred to as the Operating Agreement). The Members desire to further amend the Operating Agreement, upon the terms and conditions of this Amendment 3.

1.                                       Amendment to Section 11.3.  Section 11.3 of the Operating Agreement is hereby amended by adding the following new Section 11.3.5 at the end of such Section:

“11.3.5 Notwithstanding any provision in this Section 11.3 to the contrary, a Member shall not be required to comply with the provisions of this Section 11.3 with respect to a sale, contribution or transfer of Units to Horizon Personal Communications, Inc. or to one or more of its Affiliates, if such sale, contribution or transfer is consummated on or before August 15, 2000.”

2.                                       Miscellaneous. All terms which are used in this Amendment, but which are not defined in this Amendment shall have the meanings given to them in the Operating Agreement. Other than as expressly amended by this Amendment, the Operating Agreement shall remain in full force and effect. To the extent there is any conflict or inconsistency between the terms of this Amendment and the terms of the Operating Agreement, the terms of this Amendment shall control and be binding. Pursuant to Section 15.13 of the Operating Agreement, this Amendment 3 shall become effective at such time as Members holding a total of 80% or more of the Voting Units have executed a counterpart of this Agreement.

AMENDMENT 4 TO OPERATING AGREEMENT
OF BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

THIS AMENDMENT 4 (this “Amendment”) to the Operating Agreement of Bright Personal Communications Services, LLC is made and entered into as of the               day of August, 2000.

W I T N E S S E T H:

WHEREAS, effective as of September 10, 1999, the Members of Bright Personal Communications Services, LLC (the “Company”) entered into the Company’s Operating Agreement (the “Initial Agreement”). Effective as of September 23, 1999, the Members entered into Amendment 1 to the Initial Agreement, effective as of April 28, 2000, the Members entered into Amendment 2, and effective as of April 7, 2000, the Members entered into Amendment 3 (the Initial Agreement, as amended by Amendments 1, 2, and 3, is herein referred to as the “Operating Agreement”); and

WHEREAS, in accordance with that certain Contribution and Exchange Agreement dated May 4, 2000 by and among Horizon Telecom, Inc., Horizon Personal Communications, Inc. (“PerCom”), Horizon PCS, Inc. (“PCS”), Lonnie Pedersen, as Bright holders’ representative and certain individuals listed in Exhibit A to the Agreement, PCS and PerCom became the sole members of the Company by acquiring, on June        , 2000, all issued and outstanding Units of the Company which were not previously owned by PerCom (PCS and PerCom are referred to herein as “Member” and “Members”); and

WHEREAS, the Members desire to further amend the Operating Agreement, upon the terms and conditions of this Amendment 4.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby recognized, the parties hereby agrees as follows:

1.                                       PCS.    PCS hereby agrees to be bound by the terms and conditions of the Operating Agreement and agrees that its ownership of Units in the Company and its status as a Member of the Company are hereby governed by the terms, conditions and obligations set forth in the Operating Agreement.

2.                                       Amendment to Section 4.2.   Section 4.2 of the Operating Agreement is hereby amended by deleting the second sentence of the section and replacing it with the following:

Units shall be represented by certificates issued by the Company and signed by the President and Sectarty of the Company and on which certificates such Units shall be identified as Voting Units or Nonvoting Units.

3.                                       Amendment to Section 5.3.1. Section 5.3.1 of the Operating Agreement is hereby amended by changing the number of members of the Management Committee from nine (9) individuals to three (3) individuals.

4.                                       Amendment to Section 5.3.7. Section 5.3.7 of the Operating Agreement is hereby amended by deleting in their entirety paragraphs 5.3.7.1 and 5.3.7.2 (including all subparagraphs thereunder) and inserting the following:

5.3.7.1  The individuals to serve on the Management Committee shall be elected by the Members by a vote of the majority of the Voting Units then outstanding on the date of election. Once so elected pursuant to this Section 5.3.7.1, a Manager shall hold office until the first to occur of the Manager’s removal, the Manager’s resignation pursuant to Section 5.3.6 hereof, or the Manager’s death. Any vacancy in with respect to a Manager elected pursuant to this Section 5.3.7.1, whether by removal, resignation or death of a Manager, shall be filled by the vote of the Members subject to the same voting procedures as apply at the annual meeting of the Members. If any Member transfers less than all its Units pursuant to Section 11.3 hereof, the right to vote in the election of Managers pursuant to this Section 5.3.7.1 shall be retained by the Transferring Member and the transferee shall have no right to participate in any such election.

5.3.7.2  A Manager may be removed at any time upon a vote of the majority of Voting Units outstanding at the time of such vote. Any vacancy in the Management Committee prior to expiration of the one-year term due to the death, resignation or removal of a Manager, shall be filled for the vote of the Members. At any such special meeting for the election of a replacement Manager, each Member shall have a number of votes equal to the number of Voting Units owned by the Member and the candidate receiving the highest number of votes shall serve as a replacement Manager for the remainder of the term.

5.                                       Management Committee.  The Members hereby appoint the individuals listed below as the members of the Management Committee to serve until the next annual meeting of the Members or until removed by the Members in accordance with the Operating Agreement:

William A. McKell

Steven P. Burkhardt

Peter M. Holland

6.                                       Miscellaneous. All terms which are used in this Amendment, but which are not defined in this Amendment shall have the meanings given to them in the Operating Agreement.  Other than as expressly amended by this Amendment, the Operating Agreement shall remain in full force and effect. To the extent there is any conflict or inconsistency between the terms of this Amendment and the terms of the Operating Agreement, the terms of this Amendment shall control and be binding. Pursuant to Section 15.13 of the Operating Agreement, this Amendment 4 shall become effective at such time as Members holding a total of 80% or more of the Voting Units have executed a counterpart of this Agreement.

2

IN WITNESS WHEREOF, the Members have executed this Amendment effective as of the date first set forth above.

HORIZON PCS, INC.

By:	/s/ William A. McKell
Name:	William A. McKell
Title:	President

HORIZON PERSONAL COMMUNICATIONS, INC.

By:	/s/ Peter M. Holland
Name:	PETER M. HOLLAND
Title:	CFO

3

AMENDMENT 5 TO OPERATING AGREEMENT
OF BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

THIS AMENDMENT 5 (this “Amendment”) to the Operating Agreement of Bright Personal Communications Services, LLC is made and entered into as of the 12 day of August, 2003.

W I T N E S S E T H:

WHEREAS, effective as of September 10, 1999, the Members of Bright Personal Communications Services, LLC (the “Company”) entered into the Company’s Operating Agreement (the “Initial Agreement”). Effective as of September 23, 1999, the Members entered into Amendment 1 to the Initial Agreement, effective as of April 28, 2000, the Members entered into Amendment 2, effective as of April 7, 2000, the Members entered into Amendment 3 and effective as of September 25, 2000, the Members entered into Amendment 4 (the Initial Agreement, as amended by Amendments 1, 2, 3 and 4, is herein referred to as the “Operating Agreement”); and

WHEREAS, Steven P. Burkhart has resigned as a member of the Management Committee by written notice effective as of August 8, 2003; and

WHEREAS, the Members desire to accept such resignation and to further amend the Operating Agreement, upon the terms and conditions of this Amendment 5.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby recognized, the parties hereby agrees as follows:

1.                                       Management Committee.  The Members hereby appoint the individuals listed below as the members of the Management Committee to serve until the next annual meeting of the Members or until removed by the Members in accordance with the Operating Agreement:

William A. McKell

Peter M. Holland

2.                                       Miscellaneous. All terms which are used in this Amendment, but which are not defined in this Amendment shall have the meanings given to them in the Operating Agreement. Other than as expressly amended by this Amendment, the Operating Agreement shall remain in full force and effect. To the extent there is any conflict or inconsistency between the terms of this Amendment and the terms of the Operating Agreement, the terms of this Amendment shall control and be binding. Pursuant to Section 15.13 of the Operating Agreement, this Amendment 5 shall become effective at such time as Members holding a total of 80% or more of the Voting Units have executed a counterpart of this Agreement.

IN WITNESS WHEREOF, the Members have executed this Amendment effective as of the date first set forth above.

HORIZON PCS, INC.

By:	/s/ Peter M. Holland
Name:	Peter M. Holland
Title:	CFO

HORIZON PERSONAL COMMUNICATIONS, INC.

By:	/s/ Peter M. Holland
Name:	Peter M. Holland
Title:	CFO

2

AMENDMENT 6 TO OPERATING AGREEMENT
OF BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

THIS AMENDMENT 6 (this “Amendment”) to the Operating Agreement of Bright Personal Communications Services, LLC is made and entered into as of the 1st day of October, 2004.

W I T N E S S E T H:

WHEREAS, effective as of September 23, 1999, the members of Bright Personal Communications Services, LLC (the “Company”) entered into that certain Operating Agreement, as amended by Amendment No. 1 to Operating Agreement dated as of September 23, 1999, Amendment 2 to Operating Agreement dated as of April 28, 2000, Amendment 3 to Operating Agreement dated as of April 7, 2000, Amendment 4 to Operating Agreement dated as of August 2000, and Amendment 5 to Operating Agreement dated as of August 12, 2003 (as amended, the “Operating Agreement”); and

WHEREAS, pursuant to the terms of the Joint Plan of Reorganization of Horizon PCS, Inc., Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC Under Chapter 11 of the Bankruptcy Code, dated as of September 20, 2004, as filed in the United States Bankruptcy Court for the Southern District of Ohio, and as effected by the Findings of Fact, Conclusions of Law, and Order Confirming the Joint Plan of Reorganization of Horizon PCS, Inc., Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC Under Chapter 11 of the Bankruptcy Code dated September 21, 2004, all of the equity interests in the Company were cancelled and extinguished, and all of the new equity interests in the reorganized Company were issued to Horizon PCS, Inc., a Delaware corporation (the “Member”), effective as of October 1, 2004; and

WHEREAS, the Member desires to amend the Operating Agreement to reflect the current equity interests in the Company.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby recognized, the Member hereby agrees as follows:

1.                                       Sole Member. The Member hereby acknowledges and agrees that, as the owner of 12,130 Voting Units, it is the sole member of the Company, and that its ownership of such Voting Units and status as a member of the Company are governed by the terms, conditions and obligations set forth in the Operating Agreement.

2.                                       Miscellaneous.  Other than as expressly amended by this Amendment, the Operating Agreement shall remain in full force and effect. To the extent there is any conflict or inconsistency between the terms of this Amendment and the terms of the Operating Agreement, the terms of this Amendment shall control and be binding.

IN WITNESS WHEREOF, the Members have executed this Amendment effective as of the date first set forth above.

HORIZON PCS, INC.

By:	/s/ William A. McKell
Name:	William A. McKell
Title:	President

2